UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

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☐	Soliciting Material under §240.14a-12
Maravai LifeSciences Holdings, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Dear Fellow Shareholders,

We are pleased to invite you to attend the 2025 Annual Meeting of Shareholders (“Annual Meeting”) of Maravai LifeSciences Holdings, Inc. (“Maravai”) to be held on Thursday, May 22, 2025, at 2:30 p.m. Pacific Time. As we have done in the past, the Annual Meeting will be conducted virtually, via live audio webcast, making it easy for our shareholders to participate from any location around the world. You will be able to attend the meeting online and submit questions during the meeting by registering prior to the meeting at www.proxydocs.com/MRVI using your unique control number included on your proxy card or on the voting instruction form you received from your bank or broker. Upon completion of such registration, you will receive further instructions via email, including your unique link that will allow you to access the Annual Meeting online.

The accompanying notice of meeting and proxy statement provide information about the matters we will ask you to consider at the Annual Meeting, which are:

1.	to elect the four nominees identified in the accompanying proxy statement to the Board of Directors (the “Board”);

2.	to ratify the appointment of Ernst & Young LLP as Maravai’s independent registered public accounting firm for the year ending December 31, 2025;

3.	to approve, on a non-binding advisory basis, the compensation of Maravai’s named executive officers, as disclosed in the accompanying proxy statement; and

4.	to transact other business as may properly come before the meeting or any postponement or adjournment of the meeting.

The Board has set a record date of March 24, 2025, for the Annual Meeting. Only shareholders that owned Maravai Class A common stock or Class B common stock at the close of business on that date are entitled to notice of, and may vote at, the meeting or any postponement or adjournment of the meeting. A list of Maravai’s shareholders of record will be available for examination by any shareholder for any purpose relevant to the meeting during ordinary business hours for at least ten days prior to May 22, 2025, at our corporate headquarters located at 10770 Wateridge Circle Suite 200, San Diego, California 92121, and on the date of the meeting, on the virtual platform for the Annual Meeting. Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares as soon as possible. You may vote by proxy over the Internet, by telephone, or by mail by following the instructions on the proxy card or voting instruction form you receive. Voting by proxy will ensure your representation at the Annual Meeting regardless of whether you attend.

Sincerely,

R. Andrew Eckert

Chair, Board of Directors

NOTICE OF 2025 ANNUAL MEETING OF SHAREHOLDERS

The 2025 Annual Meeting of Shareholders (“Annual Meeting”) of Maravai LifeSciences Holdings, Inc. (“Maravai” or the “Company”) will be held virtually (please visit www.proxydocs.com/MRVI for virtual meeting registration details) on Thursday, May 22, 2025, at 2:30 p.m. Pacific Time for the following purposes:

1.	to elect the four nominees identified in the accompanying proxy statement to the Board of Directors;

2.	to ratify the appointment of Ernst & Young LLP as Maravai’s independent registered public accounting firm for the year ending December 31, 2025;

3.	to approve, on a non-binding advisory basis, the compensation of Maravai’s named executive officers, as disclosed in the accompanying proxy statement; and

4.	to transact other business as may properly come before the meeting or any postponement or adjournment of the meeting.

A list of shareholders entitled to vote at the meeting will be available for examination by any shareholder for any purpose relevant to the meeting during ordinary business hours for at least ten days prior to May 22, 2025, at 10770 Wateridge Circle Suite 200, San Diego, California 92121, and on the day of the meeting, on the virtual platform for the Annual Meeting.

The proxy statement and the enclosed proxy card or voting instruction form are first being mailed to the Company’s shareholders of record on or about April 18, 2025.

By Order of the Board of Directors

Kurt Oreshack

General Counsel and Secretary

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on May 22, 2025: The notice of meeting, the proxy statement and our 2024 annual report are available free of charge at www.proxydocs.com/MRVI.

COMMONLY ASKED QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q: Why did I receive these proxy materials?

The Board of Directors (the “Board”) is soliciting your proxy to vote at the 2025 Annual Meeting of Shareholders (or at any postponement or adjournment thereof) (“Annual Meeting”) of Maravai LifeSciences Holdings, Inc. (“Maravai,” the “Company,” “we,” “us” or “our”). Holders of shares of our Class A common stock, par value $0.01 per share (“Class A common stock”), or our Class B common stock, par value $0.01 per share (“Class B common stock” and, together with the Class A common stock, the “common stock”), as of the record date, March 24, 2025 (the “Record Date”), are entitled to notice of and to vote at the Annual Meeting. You should review this entire proxy statement carefully as it gives important information about the proposals that will be voted on at the Annual Meeting, as well as other important information about Maravai.

Householding. The Securities and Exchange Commission’s (“SEC”) rules permit us to send a single set of proxy materials to shareholders with multiple accounts registered with the same tax identification number or which share the same last name and household mailing address, unless we received contrary instructions from the impacted shareholders prior to the mailing date. This procedure is referred to as “householding.” Each registered shareholder will, however, continue to receive a separate proxy card. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials to any shareholder to which a single copy of those documents was delivered. If you prefer to receive separate copies of the annual meeting materials, you may write or call us at the following address or phone number, and we will promptly deliver them.

Maravai LifeSciences Holdings, Inc.

10770 Wateridge Circle Suite 200

San Diego, California 92121

c/o General Counsel and Secretary

Phone: (858) 988-5919

A number of banks and brokers have also instituted householding. They will have their own procedures for shareholders who wish to receive individual copies of the proxy materials instead of a combined mailing. If you are a beneficial shareholder and hold your shares in “street name,” please contact your bank or broker regarding combined mailings.

Q: Who will be entitled to vote?

Shareholders who own shares of our Class A common stock or Class B common stock as of the Record Date are entitled to vote at the Annual Meeting. As of the Record Date, Maravai had 143,958,169 shares of Class A common stock and 110,684,080 shares of Class B common stock outstanding. Holders of shares of Class A common stock and holders of shares of Class B common stock are each entitled to one vote per share, voting together as a single class on all matters to be considered at the Annual Meeting. Cumulative voting is not permitted with respect to the election of directors or any other matter to be considered at the Annual Meeting.

Q: What will I be voting on?

You will be voting on:

1.

the election of each of Sean Cunningham, John DeFord, PhD, Jessica Hopfield, PhD, and Murali Prahalad, PhD to serve on the Board until our 2028 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified;

2.	the ratification of the appointment of Ernst & Young LLP as Maravai’s independent registered public accounting firm for the year ending December 31, 2025;

3.	the approval, on a non-binding advisory basis, of the compensation of our named executive officers, as disclosed in this proxy statement; and

4.	any other business as may properly come before the meeting or any postponement or adjournment thereof.

Q: How does the Board recommend I vote on these matters?

The Board recommends you vote:

1.	FOR the election of each of Sean Cunningham, John DeFord, PhD, Jessica Hopfield, PhD, and Murali Prahalad, PhD to the Board;

2.	FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2025; and

3.	FOR the approval, on a non-binding advisory basis, of the compensation of our named executive officers, as disclosed in this proxy statement.

Q: How do I cast my vote?

Registered Shareholders. If you hold shares registered with our transfer agent in your own name, you are a registered shareholder. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares as soon as possible to ensure your representation at the Annual Meeting. You may still attend the Annual Meeting and vote your shares electronically during the Annual Meeting even if you have already voted by another method.

You can vote by proxy before the Annual Meeting in the following ways:

1.	over the Internet at www.proxypush.com/MRVI;

2.	by phone by calling 1-866-437-3716; or

3.	by completing, signing and returning a proxy card.

Proxies submitted over the Internet, by telephone or by mail must be received prior to the commencement of the Annual Meeting at 2:30 p.m. Pacific Time on May 22, 2025.

To vote during the Annual Meeting, you must register in advance of the meeting at www.proxydocs.com/MRVI. You will need your unique control number included on your proxy card. Upon completing your registration, you will receive further instructions via email, including information about your unique link that will allow you to access the Annual Meeting and to vote during the Annual Meeting. Please be sure to follow the subsequent instructions that will be delivered to you via email. Only one person will be able to log in with that unique control number at any time.

Beneficial Shareholders. If you hold your shares through a bank, broker, trustee or other nominee in “street” name, you are a beneficial shareholder, and you will receive a voting instruction form from your broker, bank or other nominee seeking instructions from you on how to vote the shares you hold as a beneficial shareholder. To vote during the meeting, you must first obtain a legal proxy from your bank, broker or other nominee and deliver that legal proxy to our Corporate Secretary sufficiently in advance of the Annual Meeting, as well as follow the instructions you receive via email after registering to attend the Annual Meeting online.

Q: Can I access the proxy materials electronically?

Yes. Your proxy card or voting instruction form will contain instructions on how to:

1.	view our proxy materials for the Annual Meeting on the Internet; and

2.	instruct us to send our future proxy materials to you electronically by e-mail.

Our proxy materials are also available at www.proxydocs.com/MRVI.

Instead of receiving future copies of our proxy statement and annual reports by mail, shareholders of record and most beneficial owners can elect to receive an email that will provide an electronic link to these documents. Your election to receive future proxy materials by email will remain in effect until you revoke it.

Q: How may I change or revoke my proxy?

Registered Shareholders. Registered shareholders may change a properly executed proxy at any time before its exercise at the Annual Meeting by:

1.	delivering written notice of revocation to our Corporate Secretary at 10770 Wateridge Circle Suite 200, San Diego, California 92121;

2.	voting electronically during the Annual Meeting; or

3.	submitting another later dated proxy (including a proxy over the Internet, by telephone or by mail which is received prior to the commencement of the Annual Meeting).

Beneficial Shareholders. Beneficial shareholders should contact their broker, trustee or nominee for instructions on how to change their vote.

Q: How can I attend the Annual Meeting?

The Annual Meeting is being held as a virtual only meeting.

Registered Shareholders. If you are a registered shareholder as of the Record Date, you may attend, vote and ask questions virtually at the meeting by registering in advance of the meeting at www.proxydocs.com/MRVI using your unique control number included on your proxy card that accompanies your proxy materials. Upon completing your registration, you will receive further instructions via email, including information about your unique link that will allow you to attend the Annual Meeting and to vote and submit questions during the Annual Meeting.

Beneficial Shareholders. If you are a beneficial shareholder holding your shares through a bank, broker or other nominee in “street name” as of the Record Date, you may gain access to the meeting, including for the purpose of asking questions virtually at the meeting, by registering in advance at www.proxydocs.com/MRVI using the control number found on the voting instruction card provided by your broker, bank or other nominee. In order to vote your shares electronically at the Annual Meeting, in addition to registering in advance, you will also need to obtain a valid legal proxy from your bank, broker or other nominee reflecting the number of shares of our Class A common stock or Class B common stock you held as of the close of business on the Record Date and e-mail the legal proxy to dsmsupport@betanxt.com with the subject line “Maravai Legal Proxy” by 12:00 p.m., Pacific Time, on May 21, 2025. If you do not plan to vote your shares electronically at the meeting, you may vote your shares by following the voting instructions provided by your bank, broker or other nominee.

Online access to the audio webcast of the Annual Meeting will begin at approximately 2:15 p.m., Pacific Time, on May 22, 2025, pursuant to the unique access instructions you receive following your advance registration at www.proxydocs.com/MRVI. If you have questions during the live audio webcast of the Annual Meeting, you may type them into the dialog box provided at any point during the meeting (until the floor is closed to questions). Shareholder questions or comments are welcome, but we will only answer questions pertinent to the matters being voted upon at the Annual Meeting, subject to time constraints. Questions regarding personal matters and statements of advocacy are not pertinent to Annual Meeting matters and therefore will not be addressed. Questions or comments that are substantially similar may be grouped and answered together to avoid repetition.

Only shareholders as of the Record Date that have registered to attend the meeting may listen to the Annual Meeting and ask questions at the meeting.

An audio replay of the Annual Meeting will be available at https://investors.maravai.com shortly after the completion of the meeting.

Q: What if I run into technical issues while trying to access the Annual Meeting?

The virtual meeting platform is supported across browsers and devices running the most updated version of applicable software and plug-ins. Participants should give themselves plenty of time to log in and ensure they have a strong internet connection, and they can hear streaming audio prior to the start of the meeting. Each participant that has registered to attend the meeting will receive a reminder email at approximately 1:30 p.m., Pacific Time, on the day of the meeting, which is one hour prior to the meeting start time. The reminder email will include an FAQ link where you will find contact information for the Mediant Help Desk. The Mediant Help Desk will be available starting at 1:30 p.m., Pacific Time, until the end of the meeting.

Q: Why is the Annual Meeting virtual only?

We successfully held virtual only annual meetings in past years and believe that this meeting format provides ease of access, real-time communication, and cost savings for our shareholders and the Company. Hosting a virtual meeting makes it easy for our shareholders to attend and participate in the Annual Meeting from any location around the world and provides those of our shareholders who would otherwise not be able to attend the Annual Meeting the opportunity to do so.

Q: What is the voting requirement to approve each of the proposals, and how are the votes counted?

PROPOSAL 1—ELECTION OF DIRECTORS

A plurality of the votes cast by the shares of our common stock present in person or represented by proxy at the meeting and entitled to vote thereon is required to elect each nominee named herein. This means that the four nominees receiving the highest number of “FOR” votes cast at the Annual Meeting will be elected, even if those votes do not constitute a majority of the votes cast. Votes that are “WITHHELD” with respect to one or more nominees will result in the respective nominee receiving fewer votes, but they will not count as votes against a nominee and will have no effect on the outcome of the election of those nominees because directors are elected by a plurality of the votes cast the Annual Meeting.

If you are a beneficial (or “street name”) shareholder, your bank or broker is not permitted to vote your shares on this proposal if voting instructions are not received from you (this is commonly referred to as a “broker non-vote”). Broker non-votes are not considered votes cast and, therefore, will not impact the election of the director nominees.

PROPOSAL 2—RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED ACCOUNTING FIRM

The affirmative vote of a majority of the voting power of the shares of our common stock present or represented by proxy at the meeting and entitled to vote thereon is required to approve the ratification of Ernst & Young LLP as our independent registered accounting firm. Abstentions will be counted as present and entitled to vote on the proposal and will therefore have the effect of a vote against this proposal. Since this is a “routine” matter (as described below), we do not expect there will be any broker non-votes with respect to the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2025.

PROPOSAL 3—ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The affirmative vote of a majority of the voting power of the shares of our common stock present or represented by proxy at the meeting and entitled to vote thereon is required to approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in this proxy statement (commonly known as a “say-on-pay” proposal). Abstentions will be counted as present and entitled to vote and therefore will have the same effect as a vote against this proposal. The say-on-pay proposal is not considered a “routine” matter, and therefore, if you are a beneficial (or “street name”) shareholder and your bank, broker or other nominee does not receive instructions from you, they may not vote your shares on your behalf (a broker non-vote). Broker non-votes are not considered entitled to vote on this proposal and, therefore, will have no effect on the approval of this proposal.

Q: When will the results of the vote be announced?

The preliminary voting results will be announced at the end of the Annual Meeting. The final voting results will be published in a Current Report on Form 8-K filed with the SEC within four business days of the Annual Meeting.

Q: What is the deadline for submitting a shareholder proposal or director nomination for the 2026 Annual Meeting?

Shareholder proposals pursuant to SEC Rule 14a-8 for inclusion in Maravai’s proxy statement and form of proxy for our 2026 Annual Meeting of Shareholders must be received by the Corporate Secretary at our principal executive offices at 10770 Wateridge Circle Suite 200, San Diego, California 92121, no later than December 19, 2025.

Shareholders wishing to make a director nomination or submit a proposal at our 2026 Annual Meeting of Shareholders (but not include it in Maravai’s proxy materials for such meeting) must deliver written notice of such nomination or proposal to the Corporate Secretary at Maravai’s principal executive offices no later than the close of business on February 21, 2026, and not earlier than the close of business on January 22, 2026, assuming the date of our 2026 Annual Meeting of Shareholders is no more than 30 days before or after the anniversary of this year’s Annual Meeting. If that is not the case, then such written notice must be delivered by the later of the tenth day following the day on which Maravai publicly releases the date of our 2026 Annual Meeting of Shareholders or the date which is ninety days prior to the date of such meeting. Any such nomination or proposal must also comply with the requirements specified in Maravai’s Amended and Restated Bylaws (“Bylaws”).

In addition to satisfying the requirements under our Bylaws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees, other than Maravai’s nominees, must provide written notice that sets forth all of the information required by Rule 14a-19 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which written notice must be postmarked or transmitted electronically to the Corporate Secretary at our principal executive offices at 10770 Wateridge Circle Suite 200, San Diego, California 92121, no later than March 23, 2026. However, if the date of our 2026 Annual Meeting of Shareholders is changed by more than 30 days from May 22, 2026, then written notice must be provided by the later of the 60th day prior to the date of our 2026 Annual Meeting of Shareholders and the 10th day following the day on which public announcement of the date of our 2026 Annual Meeting of Shareholders is first made by us.

Q: If I am a beneficial shareholder and hold my shares in “street name,” how will my shares be voted if I don’t provide voting instructions?

Current New York Stock Exchange rules allow brokers to vote shares on certain “routine” matters for which their customers do not provide voting instructions. If you are a beneficial shareholder and own shares in “street name” through a broker, bank, or other nominee, the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2025 (Proposal 2) is considered a “routine” matter on which your broker may use its discretion to vote your shares without your instructions. The election of directors (Proposal 1) and the advisory vote on executive compensation (Proposal 3) are not routine proposals; therefore, your broker will be unable to vote your shares on these proposals if you do not instruct your broker how to vote, which is referred to as a “broker non-vote.” Broker non-votes will have no effect on the outcome of the election of the director nominees or the advisory vote on executive compensation.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board Structure and Composition

Our business and affairs are managed under the direction of the Board, which is currently comprised of eleven directors. Our certificate of incorporation (our “Certificate”) provides that the authorized number of directors may be changed only by resolution of the Board. Our Certificate also provides that the Board will be divided into three classes of directors, with the classes as nearly equal in number as possible. At each annual meeting of shareholders, a class of directors will be elected for a three-year term to succeed the class whose term is then expiring.

The following table sets forth the director class, name, age as of March 24, 2025, and other information for each member of the Board:

Name	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term For Which Nominated
Sean Cunningham	II	49	Director	2020	2025	2028
John DeFord, PhD	II	63	Director	2023	2025	2028
Jessica Hopfield, PhD	II	60	Director	2020	2025	2028
Murali K. Prahalad, PhD	II	53	Director	2020	2025	2028
Benjamin Daverman	I	47	Director	2020	2027
Susannah Gray	I	64	Director	2020	2027
R. Andrew Eckert	I	63	Chair of the Board	2024	2027
Constantine Mihas	I	58	Director	2020	2027
William “Trey” Martin, III	III	50	Director and CEO	2024	2026
Gregory T. Lucier	III	60	Director	2020	2026
Luke Marker	III	40	Director	2020	2026

We believe that in order for the Board to effectively guide us to long-term sustainable, dependable performance, it should be comprised of individuals with sophistication and experience in the many disciplines that impact our business. In order to best serve our shareholders, we seek to have a Board, as a whole, that is competent in key corporate disciplines, including accounting and financial acumen, business judgment, crisis management, governance, leadership, people management, risk management, social responsibility and reputational issues, strategy and strategic planning. Additionally, we desire that the Board have specific knowledge related to our industry.

The Nominating, Governance and Risk Committee believes that all directors must, at a minimum, meet the criteria set forth in the Company’s Code of Ethics and its Corporate Governance Guidelines, which specify, among other things, that the Nominating, Governance and Risk Committee will consider criteria such as independence, skills, and experience in the context of the needs of the Board. When considering the selection of director nominees, the Nominating, Governance and Risk Committee considers individuals with a range of backgrounds, viewpoints, accomplishments, cultural background and professional expertise, among other factors, that, when considered as a group, provide a sufficient mix of perspectives to allow the Board to best fulfill its responsibilities to the long-term interests of our shareholders. Consistent with this philosophy, in addition to the factors described below, the Nominating, Governance and Risk Committee considers nominees who have the variety of skill sets, experiences and personal backgrounds that will allow our directors to provide the diversity of thought that is critical the Board’s decision-making and oversight process. The Nominating, Governance and Risk Committee also will consider a combination of factors for each director, including (a) the nominee’s ability to represent all shareholders without a conflict of interest, (b) the nominee’s ability to work in and promote a productive environment, (c) whether the nominee has sufficient time and willingness to fulfill the substantial duties and responsibilities of a director, (d) whether the nominee has demonstrated the high level of character, ethics and integrity expected by the Company, (e) whether the nominee possesses the broad professional and leadership experience and skills necessary to effectively respond to the complex issues encountered by a publicly-traded company, (f) the nominee’s ability to apply sound and independent business judgment and (g) differences in background, qualifications and personal characteristics.

The Nominating, Governance and Risk Committee has determined that all of our directors meet the criteria and qualifications set forth in the Company’s Code of Ethics and its Corporate Governance Guidelines and the criteria set forth above for director nominees. Moreover, each director possesses the following critical personal qualities and attributes that we believe are essential for the proper functioning of the Board to allow it to fulfill its duties for our shareholders: accountability, ethical leadership, governance, integrity, risk management, and sound business judgment. In addition, our directors have the confidence to assess and challenge the way things are done and recommend alternative solutions, a keen awareness of our business and social realities of the environment in which we operate, the independence and high-performance standards necessary to fulfill the Board’s oversight function, and the humility, professional maturity, and style to interface openly and constructively with other directors. Finally, the director biographies below include a non-exclusive list of other key experiences and qualifications that further qualify the individual to serve on the Board. We believe these collective qualities, skills, experiences and attributes are essential to the Board’s ability to exercise its oversight function for Maravai and its shareholders and to guide us to long-term sustainable, dependable performance.

Subject to any earlier resignation or removal in accordance with the terms of our Certificate, Bylaws or the Director Nomination Agreement (as defined and discussed below) with Maravai Life Sciences Holdings, LLC (“MLSH 1”), Maravai Life Sciences Holdings 2, LLC (“MLSH 2”), GTCR Fund XI/C LP, GTCR Fund XI/B LP, GTCR Co-Invest XI LP, GTCR Partners XI/A&C LP, GTCR Partners XI/B LP and GTCR Investment XI LLC (collectively, “GTCR”), our Class II directors will be elected at this Annual Meeting to serve until our 2028 Annual Meeting of Shareholders, our Class I directors will serve until our 2027 Annual Meeting of Shareholders, and our Class III directors will serve until our 2026 Annual Meeting of Shareholders. In addition, our Certificate provides that our directors may be removed with or without cause by the affirmative vote of at least a majority of the voting power of our outstanding shares of stock entitled to vote generally in an election of directors, voting together as a single class, for so long as GTCR beneficially owns 40% or more, in the aggregate, of the total number of shares of our common stock then outstanding (“Voting Stock”). If GTCR no longer beneficially owns in the aggregate (directly or indirectly) 40% or more of our Voting Stock, then our directors may be removed only for cause upon the affirmative vote of at least 66 2⁄3% of the voting power of the outstanding shares of Voting Stock, voting together as a single class.

Director Nomination Agreement

In connection with our initial public offering (our “IPO”), we entered into a director nomination agreement (as further amended and restated, the “Director Nomination Agreement”) with MLSH 1, MLSH 2 and GTCR. The Director Nomination Agreement provides GTCR the right to nominate to the Board a number of designees equal to at least: (i) 100% of the total number of directors comprising the Board, so long as GTCR beneficially owns shares of Class A common stock and Class B common stock representing at least 40% of the total amount of shares of Class A common stock and Class B common stock GTCR owned as of the date of the IPO, (ii) 40% of the total number of directors, in the event that GTCR beneficially owns shares of Class A common stock and Class B common stock representing at least 30% but less than 40% of the total amount of shares of Class A common stock and Class B common stock GTCR owned as of the date of the IPO, (iii) 30% of the total number of directors, in the event that GTCR beneficially owns shares of Class A common stock and Class B common stock representing at least 20% but less than 30% of the total amount of shares of Class A common stock and Class B common stock GTCR owned as of the date of the IPO, (iv) 20% of the total number of directors, in the event that GTCR beneficially owns shares of Class A common stock and Class B common stock representing at least 10% but less than 20% of the total amount of shares of Class A common stock and Class B common stock GTCR owned as of the date of the IPO and (v) one director, in the event that GTCR beneficially owns shares of Class A common stock and Class B common stock representing at least 5% of the total amount of shares of Class A common stock and Class B common stock GTCR owned as of the date of the IPO. In each case, GTCR’s nominees must comply with applicable law and satisfy any applicable stock exchange rules. In addition, GTCR shall be entitled to designate the replacement for any of its Board designees whose Board service terminates prior to the end of the director’s term, regardless of GTCR’s beneficial ownership at that time. GTCR shall also have the right to have its designees participate on committees of the Board proportionate to its voting power, subject to compliance with applicable law and stock exchange rules regarding the independence of such committees. The Director Nomination Agreement also prohibits us from increasing or decreasing the size of the Board without the prior written consent of GTCR. The Director Nomination Agreement will automatically terminate at such time as GTCR beneficially owns less than 5% of the shares of Class A and Class B common stock it beneficially owned as of the date of the IPO.

One of the four director nominees for election at the Annual Meeting (Mr. Cunningham) was nominated by GTCR pursuant to the Director Nomination Agreement.

Shareholder Recommendations for Director Nominees

Subject to the rights of GTCR under the Director Nomination Agreement, the Nominating, Governance and Risk Committee will evaluate candidates for director recommended by our shareholders in the same manner as director candidates identified through other means based on the criteria and process outlined in our Corporate Governance Guidelines. Shareholders who wish to identify director candidates for consideration by the Nominating and Corporate Governance Committee may write to 10770 Wateridge Circle Suite 200, San Diego, California 92121, Attn: General Counsel and Secretary, and any candidates so identified will be forwarded to the Chair of the Nominating, Governance and Risk Committee for consideration.

Shareholders may also nominate directors for election to the Board. In order to nominate a candidate for director at our 2026 Annual Meeting of Shareholders, nominations must be submitted in writing to our Corporate Secretary at our principal executive offices at 10770 Wateridge Circle Suite 200, San Diego, California 92121, and must be received no later than the close of business on February 21, 2026 and not earlier than the close of business on January 22, 2026. Nominations for director must also satisfy the other procedural requirements specified in our Bylaws. In addition to satisfying the requirements under our Bylaws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees, other than the Company’s nominees, must provide written notice that sets forth all of the information required by Rule 14a-19 under the Exchange Act, which written notice must be postmarked or transmitted electronically to the Corporate Secretary at our principal executive offices at 10770 Wateridge Circle Suite 200, San Diego, California 92121, no later than March 23, 2026. However, if the date of our 2026 Annual Meeting of Shareholders is changed by more than 30 days from May 22, 2026, then written notice must be provided by the later of the 60th day prior to the date of our 2026 Annual Meeting of Shareholders and the 10th day following the day on which public announcement of the date of our 2026 Annual Meeting of Shareholders is first made by us.

When filling a vacancy on the Board, the Nominating, Governance and Risk Committee identifies the desired skills and experience of a new director and nominates individuals who it believes can strengthen the Board’s capabilities and further diversify the collective experience represented by the then-current directors. The Nominating, Governance and Risk Committee may engage third parties to assist in the search and provide recommendations. Also, then-current directors may be asked to recommend candidates. All candidates for director are evaluated based on the criteria and process outlined in our Corporate Governance Guidelines and the Nominating, Governance and Risk Committee charter, and the same criteria and process are used to evaluate all candidates, including candidates that may be recommended by our shareholders.

PROPOSAL 1 – ELECTION OF DIRECTORS

Based upon the recommendation of the Nominating, Governance and Risk Committee, the Board has nominated the following four directors to be re-elected to the Board at the Annual Meeting: Sean Cunningham, John DeFord, PhD, Jessica Hopfield, PhD, and Murali K. Prahalad, PhD.

If elected at the Annual Meeting, the nominees will serve for three-year terms expiring at our 2028 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified, or until his or her earlier death, resignation or removal. Certain biographical information for each of the nominees is set forth below. Also set forth therein is a description of the specific experience, qualifications, attributes and skills of each nominee that were considered by the Nominating, Governance and Risk Committee, in the context of the needs of the Board as a whole, in determining that these individuals were qualified to serve on the Board.

Each nominee has consented to stand for re-election and has agreed to serve if elected. We currently have no reason to believe that any of the nominees would be unable or unwilling to serve if elected. However, if before the Annual Meeting, any nominee becomes unable to serve, or chooses not to serve, the Board may nominate a substitute. If that happens, the persons named as proxies on the proxy card will vote for the substitute. Alternatively, the Board may either let the vacancy stay unfilled until an appropriate candidate is identified or reduce the size of the Board to eliminate the vacancy.

The Board recommends that you vote “FOR” each of the director nominees.

Proxies solicited on behalf of the Board will be voted “FOR” the election of each of the four nominees, unless your proxy card is marked otherwise (if you are a registered shareholder) or you have provided a different instruction to your bank or broker (if you are a beneficial or “street name” shareholder).

Vote Required

Under our Bylaws, the election of the four director nominees at the Annual Meeting requires a plurality of the votes cast by holders of our common stock present in person or represented by proxy and entitled to vote on the election of directors. In an uncontested election of directors, this means that each director nominee will be elected if he or she receives at least one “FOR” vote. Failure to vote by proxy or to vote electronically at the Annual Meeting and “WITHHOLD” votes will result in a respective nominee having fewer votes but will have no effect on the outcome of the election because a plurality of the votes cast is required for the election of the director nominee. Cumulative voting is not permitted in the election of directors.

Director Nominees to Serve for a Three-Year Term Expiring at the 2028 Annual Meeting of Shareholders.

Sean Cunningham has served on the Board since our IPO in November 2020 and on our Nominating, Governance and Risk Committee since October 2022, and has served as a member of MLSH 1’s board since March 2016. Mr. Cunningham also serves on the Board of Directors of Sotera Health Company (“Sotera Health”), a healthcare company. Mr. Cunningham joined GTCR in 2001 where he is currently a Managing Director and Head of the Healthcare Group. Mr. Cunningham was previously a consultant with The Boston Consulting Group. Mr. Cunningham holds an MBA from the Wharton School at the University of Pennsylvania as well as a BA and BE in Engineering Sciences from Dartmouth College. We determined that Mr. Cunningham’s directorship experience with similar companies and extensive experience in the healthcare and pharmaceutical industries qualify him to serve as a director on the Board.

John DeFord, PhD has served on the Board since July 2023 and on our Audit Committee and Compensation and Leadership Development Committee since September 2023. He assumed the role of Chair of our Compensation and Leadership Development Committee in June 2024. Dr. DeFord also serves on the Board of Directors of Nordson Corporation, a precision technology company, and Globus Medical Inc., a medical device company. Dr. DeFord has been the Chairman, Chief Executive Officer and President of Samothrace Medical Innovations, Inc., a medical technology company, since coming out of retirement in March 2022. Dr. DeFord has over 35 years of experience in the healthcare and medical device industries. Dr. DeFord served as Executive Vice President and Chief Technology Officer of Becton, Dickinson and Company (“Becton Dickinson”), a global medical technology company, from June 2018 until he retired from Becton Dickinson in May 2021. Dr. DeFord joined Becton Dickinson in December 2017 in connection with its acquisition of C.R. Bard, Inc. (“Bard”), a medical technology company, where he served as the Senior Vice President of Research and Development for Becton Dickinson’s interventional segment post-acquisition. Prior to the acquisition, Dr. DeFord served in a variety of science and technology roles at Bard since January 2004 and was Senior Vice President of Science, Technology and Clinical Affairs at the time of the acquisition by Becton Dickinson. Prior to joining Bard, Dr. DeFord was Managing Director of Early Stage Partners, a venture capital fund. Prior to joining Early Stage Partners, Dr. DeFord was President and Chief Executive Officer of Cook Incorporated, medical device manufacturer. Dr. DeFord holds a PhD in Electrical/Biomedical Engineering, a MS in Electrical Engineering and a BS in Electrical Engineering from Purdue University. Dr. DeFord is a valuable member of the Board due to his executive experience at medical technology companies and his service as an independent director to other public companies.

Jessica Hopfield, PhD has served on the Board and its Audit Committee since our IPO in November 2020, and as Chair of the Board’s Nominating, Governance and Risk Committee since October 2022. Previously, Dr. Hopfield served on the Board’s Compensation and Nominating Committee from our IPO in November 2020 until October 2022. Dr. Hopfield is a scientist and business leader with more than two decades of experience in the medical and healthcare fields. Dr. Hopfield serves as a director on the Board of Directors of Insulet Corporation, a medical device company, and Editas Medicine, a biotechnology company, and formerly served as a director of Radius Health, Inc, a biopharmaceutical company, from January 2019 to December 2020, and PhenomeX Inc. (formerly Berkeley Lights), a life sciences company (“PhenomeX ”) from December 2021 to September 2023, when PhenomeX was acquired by Bruker Corporation. In addition, Dr. Hopfield is a strategic advisor and investor in start-up healthcare firms. Dr. Hopfield is a former Partner of McKinsey & Company, a global management consulting firm, in its global pharmaceuticals and medical devices practice where she led work in strategy, research and development management, and marketing across pharmaceutical, biotechnology and medical device industries. Dr. Hopfield also held management positions at Merck Sharp & Dohme Corp., a pharmaceutical company, in clinical development, outcomes research, and marketing. Dr. Hopfield holds a PhD in Biological Sciences from The Rockefeller University, an MBA from Harvard Business School and a BS in Biology from Yale College. We determined that Dr. Hopfield is qualified to serve as a member of the Board because of her extensive experience in the life sciences industry, educational background and service as an independent director to other public companies.

Murali K. Prahalad, PhD has served on the Board since our IPO in November 2020 and on our Nominating, Governance and Risk Committee since October 2022, and has served as a member of MLSH 1’s board since August 2016. Dr. Prahalad has been the President and Chief Executive Officer of Iridia, Inc., a nanotechnology company, since November 2019 and was the President and Chief Executive Officer of Epic Sciences, Inc., a medical diagnostics company, from August 2013 through April 2019. Dr. Prahalad has two decades of experience in the technology and life science industries. From 2007 through 2013, Dr. Prahalad served in multiple roles at Life Technologies, a biotechnology company, including as Vice President of Corporate Strategy. Before Life Technologies, Dr. Prahalad was Vice President of Business Development at Sequenom, Inc., a biotechnology company. Dr. Prahalad received a PhD in biochemistry and molecular pharmacology as well as an MS in medical sciences from Harvard University. Dr. Prahalad also holds a BS in Cellular and Molecular Biology and Economics from the University of Michigan. We determined Dr. Prahalad’s extensive experience in the technology and life sciences industry, in addition to his medical expertise and experience on boards of directors, qualify him to serve as a director on the Board.

Continuing Directors

Benjamin Daverman has served on the Board since our IPO in November 2020 and has served as a member of MLSH 1’s board since March 2016. Previously, Mr. Daverman served on the Compensation and Nominating Committee from our IPO in November 2020 until October 2022. Mr. Daverman joined Vantive Health LLC (formerly known as Baxter Kidney Care), a healthcare company (“Vantive”), in January 2025, where he is currently Executive Vice President, Chief Strategy and Business Development Officer. Prior to joining Vantive, Mr. Daverman was a Managing Director and Co-Head of the Healthcare Group at GTCR. Prior to joining GTCR, he worked as a Venture Capitalist at Alta Partners, a venture capital firm, as well as an Investment Banking Associate at JMP Securities and an Analyst in the mergers and acquisitions group at J.P. Morgan (formerly Hambrecht & Quist), both investment banking firms. Mr. Daverman holds an MBA from the Wharton School at the University of Pennsylvania and a BA in History from Colgate University. Mr. Daverman also holds an MS in Biotechnology from the School of Engineering and Applied Science at the University of Pennsylvania. We determined that Mr. Daverman’s extensive directorship experience with similar companies, and extensive experience in the healthcare, pharmaceutical and life sciences industries qualify him to serve on the Board.

R. Andrew Eckert has served on the Board as Chairman since December 2024. Mr. Eckert also currently serves as a director on the Board of Directors of Becton Dickinson, and formerly served as a director of Fortrea Holdings, Inc., a contract research organization, from June 2023 to February 2025, and Varian Medical Systems, Inc., a medical device and software company (“Varian Medical”), where he served as a director from October 2004 to February 2014 and as Chairman of the Board from February 2014 to April 2021, when Varian Medical was acquired by Siemens Healthineers. Mr. Eckert currently serves as interim Chief Executive Officer of Lytx, Inc., a telematics company, and as a Senior Adviser to Permira I.P Limited, a global private equity firm (“Permira”). Prior to Permira, Mr. Eckert served as Chief Executive Officer of Zelis Inc., a healthcare payments and cost management business (“Zelis”) from August 2020 until August 2021, and as the President and Chief Executive Officer of Acelity L.P., a global wound care company (“Acelity”), from April 2017 until October 2019, when Acelity was acquired by 3M. Mr. Eckert holds an MBA from the Stanford University Graduate School of Business and a BS in Industrial Engineering from Stanford University. We determined that Mr. Eckert’s extensive directorship and chairman experience with similar publicly traded companies, and extensive experience as an executive at publicly traded companies in the healthcare and life sciences industries qualify him to serve as Chairman of the Board.

Susannah Gray has served on the Board and as the Chair of our Audit Committee since our IPO in November 2020 and has served on our Compensation and Leadership Development Committee since October 2022. Ms. Gray also currently serves on the Board of Directors of 4D Molecular Therapeutics, Inc., a biotech company, and Theravance BioPharma, Inc., a biopharmaceutical company. Ms. Gray previously served on the Board of Directors of Morphic Holding, Inc. (the parent company of Morphic Therapeutic, Inc.), a biotech company, from April 2021 to August 2024 and Apria, Inc., a healthcare company, from May 2021 to March 2022, when Apria, Inc. was acquired by Owens & Minor, Inc. Ms. Gray served as the Chief Financial Officer of Royalty Pharma Management LLC (“Royalty Pharma”), a buyer of pharmaceutical royalties, from January 2005 to December 2018. Ms. Gray was promoted to Executive Vice President of Finance and Strategy in December 2018 and retired from Royalty Pharma in September 2019. Prior to Royalty Pharma, Ms. Gray served as a managing director and senior analyst covering the healthcare sector of CIBC World Markets’ high yield group from 2002 to 2004, and also previously served in similar roles at Merrill Lynch and Chase Securities (predecessor of J.P. Morgan Securities). Ms. Gray holds an MBA from Columbia University and a BA in Social Studies from Wesleyan University. We determined that Ms. Gray’s extensive executive experience in the pharmaceutical industry, as well as her financial expertise, qualify her to serve as a director on the Board.

Gregory T. Lucier has served on the Board since our IPO in November 2020 and has served as a member of MLSH 1’s board since January 2020. Mr. Lucier, a 30-year veteran of the healthcare industry, currently serves as the Executive Chairman and Chief Executive Officer of Corza Health, Inc. (“Corza Health”), a life sciences company. Mr. Lucier previously served as Corza Health’s Executive Chairman from February 2021 to December

2024 and served as served as the Chief Executive Officer of Corza Health from April 2019 until January 2021. Prior to Corza Health, Mr. Lucier was Chief Executive Officer of NuVasive, Inc. (“NuVasive”) from June 2015 to November 2018, and served as Chairman of the Board for NuVasive from March 2015 until May 2021. NuVasive is an innovative medical device company specializing in minimally invasive spine surgery. Prior to NuVasive, from 2003 to 2014, Mr. Lucier served as Chair and CEO of Life Technologies, Inc. (“Life Technologies”). Mr. Lucier’s early career included roles as a corporate officer of General Electric Company and as an executive at GE Medical Systems Information Technologies, Inc., a healthcare company. Mr. Lucier serves as a director of Dentsply Sirona Inc., a global provider of professional dental products and technologies and served as director of PhenomeX (formerly Berkeley Lights) from December 2021 to September 2023, when PhenomeX was acquired by Bruker Corporation and as director of Catalent, Inc., a global pharmaceutical products manufacturer from 2015 until its acquisition by Novo Holdings in 2024. Mr. Lucier holds an MBA from Harvard Business School and a BA in Industrial Engineering from Pennsylvania State University. We determined Mr. Lucier’s extensive experience in the healthcare and medical device industry, in addition to his experience on multiple public and private boards of directors, qualify him to serve as a director on the Board.

Luke Marker has served on the Board since our IPO in November 2020 and has served as a member of MLSH 1’s board since 2016. Mr. Marker joined GTCR in 2009 where he is currently Managing Director. Prior to joining GTCR, he worked in the investment banking division at Lehman Brothers and Barclays Capital. Mr. Marker holds an MBA with distinction from Harvard Business School and a BA in Mathematics and Economics from Kalamazoo College. Mr. Marker also serves as a director of private companies Biocoat, Corza Medical and Regatta Medical. We determined that Mr. Marker’s directorship experience with similar companies and extensive experience in the healthcare, pharmaceutical and life sciences industries qualify him to serve as a director on the Board.

William E. Martin, III has served on the Board since July 2024. Mr. Martin has served as our Chief Executive Officer since July 27, 2023, and previously served as our Chief Executive Officer from September 30, 2022 to October 18, 2022, when he was placed on a paid leave of absence as a result of a lawsuit claiming violation of a noncompetition agreement filed by two of Mr. Martin’s former employers. Following the settlement of such dispute, Mr. Martin was appointed President of our Biologics Safety Testing operating division on December 5, 2022, and served in such capacity until he assumed the role as our Chief Executive Officer on July 27, 2023. Prior to joining Maravai, Mr. Martin was Senior Vice President, New Business—Genomic Medicine at Danaher Corporation, a global science and technology company, from July 2021 to July 2022. Mr. Martin joined Danaher in 2018 in connection with its acquisition of Integrated DNA Technologies (“IDT”), a supplier of custom nucleic acids, where he served as President of the IDT business under Danaher’s ownership from April 2018 to July 2021. Prior to the acquisition, Mr. Martin served in a variety of roles at IDT since March 1994 and was Chief Operating Officer at the time of the acquisition by Danaher. Mr. Martin holds a BS in biochemistry from the University of Iowa. Mr. Martin is a valuable member of the Board due to his experience as our Chief Executive Officer and his executive experience at other life science companies.

Constantine Mihas has served on the Board since our IPO in November 2020 and on our Compensation and Leadership Development Committee since October 2022, and has served as a member MLSH 1’s board since March 2016. Previously, Mr. Mihas served as Chair of the Compensation and Nominating Committee from our IPO in November 2020 until October 2022. Mr. Mihas also serves on the Board of Directors of Sotera Health. Mr. Mihas joined GTCR in 2001 where he is currently Co-CEO and Managing Director. Prior to joining GTCR, Mr. Mihas was Chief Executive Officer and co-founder of Delray Farms, LLC (“Delray Farms”), a specialty food retailer. Prior to Delray Farms, Mr. Mihas was with McKinsey & Company, Inc., a consulting firm. Mr. Mihas holds an MBA with distinction from the Harvard Business School and a BS in Finance and Economics from the University of Illinois, Chicago. We determined that Mr. Mihas’ directorship experience with similar companies, deep business background, and extensive experience in the healthcare, pharmaceutical and life sciences industries qualify him to serve as a director on the Board.

Summary of Director Skills, Experience & Attributes

Our directors, including those who have been nominated for re-election, comprise a group of individuals with various relevant skills, experience and attributes. Provided below is a summary of some of the key characteristics of each of our directors that are relevant to their service on the Board. The summary below is intended as a high-level summary of certain areas of knowledge, skill and experience that are germane to the Company, and is not an exhaustive list of each director’s skills or contributions to the Board.

Skills and Experience
Industry Knowledge	●	●	●	●	●	●	●	●	●	●	●
Innovation / Technology		●	●	●		●	●		●		●
International Business		●	●	●	●	●	●	●			●
Corporate Governance	●	●	●	●	●	●	●	●		●	●
Business Development / Corporate Strategy	●	●	●	●	●	●	●	●	●	●	●
C-Suite / Sr. Executive Leadership		●	●	●	●		●	●	●	●	●
Executive Compensation			●	●	●		●
Finance & Accounting				●	●	●	●
Corporate Finance and M&A	●	●	●	●	●	●	●	●		●	●
Risk Oversight / Management	●	●	●	●	●		●	●		●
Number of Other Current Public Company Boards	1	—	2	1	2	2	1	—	—	1	—

Independence Status

The listing standards of the Nasdaq Global Select Market (“Nasdaq”) require that, subject to specified exceptions, such as those described below under the subsection entitled, “Controlled Company Status,” a majority of the members of the board of directors and each member of a listed company’s audit committee, compensation committee and nominations committee be independent and that audit committee members and compensation committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act and the Nasdaq’s listing standards, respectively.

The Board has affirmatively determined that each of Messrs. Eckert and Lucier, Mses. Ashkenazi (who served on the Board until July 31, 2024) and Gray and Drs. DeFord, Hopfield and Prahalad qualified, and, as applicable, continues to qualify, as an independent director in accordance with the Nasdaq’s listing standards. In addition, the Board has determined that each of Ms. Gray and Drs. DeFord and Hopfield meets the heightened independence requirements for audit committee membership as set forth in Rule 10A-3 under the Exchange Act. In making these determinations, the Board considered the relationships (if any) that each non-employee director (and any of his or her family members) had or has with the Company and all other facts and circumstances that the Board deemed relevant, including beneficial ownership of our common stock, and found that none of such directors, nor any of his or family members, had or has a relationship with the Company, which, in the Board’s opinion, would interfere with his or her exercise of independent judgment in carrying out the responsibility of a director of the Company.

Controlled Company Status

GTCR controls a majority of our outstanding common stock. As a result, we are a “controlled company.” Under Nasdaq rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain Nasdaq corporate governance rules. From time to time, we may rely on this exemption for compliance with Nasdaq’s listing standards. Accordingly, you may not have the same protections afforded to shareholders of companies that are subject to all of Nasdaq’s corporate governance requirements. A summary of Nasdaq’s corporate governance rule exemptions for controlled companies and the extent to which we currently rely on them is set forth below.

Controlled Companies are Exempt from the Following Nasdaq Rules:	Maravai’s Current Corporate Governance Structure:
The requirement the board of directors be comprised of a majority of “independent directors”	We do not currently rely on an exemption for this requirement; our Board is comprised of a majority of “independent directors.”
The requirement that companies have a compensation committee that is comprised entirely of independent directors	We currently rely on the controlled company exemption for this requirement. While our Compensation and Leadership Development Committee is comprised of a majority of independent directors, it is not comprised entirely of independent directors.
The requirement that companies have a nominations committee that is comprised entirely of independent directors.	We currently rely on the controlled company exemption for this requirement. While our Nominating, Governance and Risk Committee is comprised of a majority of independent directors, it is not comprised entirely of independent directors.

Board Meetings and Committees

In 2024, the Board held eight meetings. The Audit Committee held seven meetings, the Compensation and Leadership Development Committee held six meetings, and the Nominating, Governance and Risk Committee held four meetings in 2024. Directors are expected to attend the annual meeting of shareholders and all or substantially all of the Board meetings and meetings of committees on which they serve. In 2024, each director attended at least 75% of the meetings of the Board and any of the committees of the Board on which the director served. All of our then-serving directors attended our 2024 Annual Meeting of Shareholders.

The Board has an Audit Committee, a Compensation and Leadership Development Committee and a Nominating, Governance and Risk Committee. The current composition, duties and responsibilities of these committees are as set forth below. In the future, the Board may establish other committees, as it deems appropriate, to assist it with its responsibilities.

Board Member	Audit Committee	Compensation and Leadership Development Committee	Nominating, Governance and Risk Committee
Sean Cunningham			X
Benjamin Daverman
John DeFord, PhD	X	X (Chair)
R. Andrew Eckert
Susannah Gray	X (Chair)	X
Jessica Hopfield, PhD	X		X (Chair)
Gregory T. Lucier
William E. Martin, III
Luke Marker
Constantine Mihas		X
Murali K. Prahalad, PhD			X

Audit Committee

The Audit Committee is responsible for, among other matters:

1.	appointing, approving the compensation of, and assessing the qualifications, performance and independence of our independent registered public accounting firm;

2.	pre-approving audit and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

3.	discussing on a periodic basis, or as appropriate, with management, our policies, programs and controls with respect to risk assessment and risk management;

4.

reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly consolidated financial statements and related disclosures as well as critical accounting policies and practices used by us;

5.	reviewing our management’s discussion and analysis of financial condition and results of operations to be included in our annual and quarterly reports to be filed with the SEC;

6.	monitoring the rotation of partners of the independent registered public accounting firm on our engagement team in accordance with requirements established by the SEC;

7.	reviewing management’s report on its assessment of the effectiveness of internal control over financial reporting and any changes thereto;

8.	reviewing the adequacy of our internal control over financial reporting and disclosure controls and procedures;

9.	establishing policies and procedures for the receipt and retention, follow-up and resolution of accounting, internal accounting controls or auditing matters, complaints and concerns;

10.

recommending, based upon the Audit Committee’s review and discussions with management and the independent registered public accounting firm, whether our audited consolidated financial statements shall be included in our Annual Report on Form 10-K;

11.	monitoring our compliance with legal and regulatory requirements as they relate to our consolidated financial statements and accounting matters;

12.	preparing the Audit Committee report required by the rules of the SEC to be included in our annual proxy statement;

13.	investigating any matters received, and reports to the Board periodically, with respect to ethics issues, complaints and associated investigations;

14.	reviewing the Audit Committee charter and the committee’s performance at least annually;

15.	reviewing and overseeing all related party transactions for potential conflict of interest situations and approving all such transactions; and

16.	reviewing and discussing with management our earnings releases and scripts.

The Board has affirmatively determined that each of Ms. Gray and Drs. DeFord and Hopfield meets the definition of “independent director” for purposes of serving on an Audit Committee under Rule 10A-3 of the Exchange Act and the applicable Nasdaq listing standards. In addition, the Board has determined that Ms. Gray qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K.

The written charter for our Audit Committee is available at our corporate website at investors.maravai.com. The information contained on or accessible through our website is not part of, nor incorporated by reference into, this proxy statement or considered to be part of this document.

Compensation and Leadership Development Committee

The Compensation and Leadership Development Committee is responsible for, among other matters:

1.	establishing our overall compensation philosophy goals and objectives relevant to the compensation of our chief executive officer;

2.	overseeing the development and implementation of our compensation programs and policies;

3.	annually reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer and other executive officers;

4.	evaluating the performance of our chief executive officer and other executive officers in light of such corporate goals and objectives;

5.

recommending for approval to the Board the amount and form of chief executive officer compensation, taking into account the Board’s annual performance evaluation of the chief executive officer, peer group and other factors deemed most relevant, including the results of the most recent shareholder advisory vote on executive compensation;

6.	reviewing and approving the compensation of our other executive officers;

7.	retaining, terminating and setting fees and retention terms for any compensation consultant, legal counsel or other advisor it deems necessary or appropriate in its own discretion;

8.	conducting the independence assessment outlined in Nasdaq rules with respect to any compensation consultant, legal counsel or other advisor retained by the committee;

9.	annually reviewing and reassessing the adequacy of the committee charter in its compliance with the listing requirements of the Nasdaq;

10.	reviewing and establishing our overall compensation and benefits programs and policies;

11.

reviewing and making recommendations to the Board regarding equity-based and non-equity-based incentive plans of the Company, and administering such incentive plans, including designating employees to whom awards are to be granted, the amount of the award or equity to be granted and the terms and conditions applicable to each award or grant, subject to the provisions of each plan;

12.	monitoring the effectiveness of non-equity based benefit plan offerings, in particular those pertaining to our executive officers;

13.	setting the composition of the peer company group used for market comparison of our executive compensation program;

14.	reviewing and making recommendations to the Board with respect to director compensation and benefits;

15.	determining stock ownership guidelines for our chief executive officer and other executive officers, and monitoring compliance with such guidelines;

16.

reviewing and approving any new “clawback” policy, or any revision of our existing “clawback” policy, allowing the Company to recoup compensation paid to its employees, and administering and enforcing such “clawback” policy or policies;

17.	reviewing our incentive compensation arrangements to determine whether they encourage excessive risk-taking, and evaluating our compensation policies and practices that could mitigate any such risk;

18.	reviewing and making recommendations to the Board with respect to the frequency with which the Company will conduct advisory votes on executive compensation;

19.

reviewing and discussing with management the compensation discussion and analysis and related executive compensation information included in our annual proxy statement or Annual Report on Form 10-K, and producing the committee’s report on executive officer compensation included in our annual proxy statement or Annual Report on Form 10-K;

20.

developing and recommending to the Board for its approval a succession plan for our chief executive officer, reviewing such succession plan periodically, developing and evaluating potential candidates for the chief executive officer position, and recommending to the Board any changes to any candidates under such succession plan;

21.	advising the Board and our chief executive officer on the development, retention and succession of senior management and other key executive officers; and

22.

reviewing and monitoring our programs, initiatives, objectives and progress towards maintaining and furthering a respectful and inclusive workplace, and providing guidance to the Board on these matters.

The Board has affirmatively determined that each of Ms. Gray and Dr. DeFord meets the definition of “independent director” for purposes of serving on a compensation committee under Rule 10C-1 of the Exchange Act and the applicable Nasdaq listing standards.

The Board has adopted a written charter for the Compensation and Leadership Development Committee, which is available on our corporate website at investors.maravai.com. The information contained on or accessible through our website is not part of, nor is it incorporated by reference into, this proxy statement or considered to be part of this document.

Nominating, Governance and Risk Committee

The Nominating, Governance and Risk Committee is responsible for, among other matters:

1.	developing and recommending to the Board for its approval changes to the criteria for the selection of new directors as set forth in our Corporate Governance Guidelines;

2.	identifying, recruiting, screening and recommending to the Board candidates for director consistent with the criteria set forth in our Corporate Governance Guidelines;

3.	developing and recommending to the Board standards for determining whether a director is independent;

4.	reviewing the size of the Board and the Board’s leadership structure and recommending changes to the Board as appropriate;

5.	proposing to the Board director candidates to fill any vacancies on the Board;

6.	proposing changes to the Board to, or developing as needed, any of the Company’s corporate governance documents or other policies;

7.	reviewing and making recommendations to the Board on the size, structure and composition of the committees of the Board;

8.	developing an annual evaluation process for the Board and its committees, subject to approval by the Board, and overseeing the conduct of this annual evaluation;

9.	overseeing our sustainability risk management, strategy, initiatives and policies;

10.

reviewing and discussing with management disclosure of the Company’s corporate governance practices and recommending that this disclosure be included in our annual proxy statement or Annual Report on Form 10-K, as applicable;

11.	reviewing our approach to risk tolerance and providing the Board with any recommended changes thereto;

12.	reviewing our major risk exposures and steps taken to monitor and mitigate any such exposures, including our risk assessment and risk management policies;

13.	overseeing our risk management policies and procedures related to the principal operational, business, compliance and ethics risks facing the Company;

14.

overseeing our identification, evaluation and mitigation of risks related to cybersecurity, data protection controls, business continuity/disaster recovery systems and other information security issues;

15.	receiving and reviewing significant actual or “near-miss” incidents related to relevant risks; and

16.	reviewing risk-related disclosures contained in our Annual Report on Form 10-K or Quarterly Reports on Form 10-Q, if any.

The Board has adopted a written charter for the Nominating, Governance and Risk Committee, which is available on our corporate website at investors.maravai.com. The information contained on or accessible through our website is not part of, nor is it incorporated by reference into, this proxy statement or considered to be part of this document.

Board Leadership Structure

The Board believes that an independent Chairman and the mix of experienced independent directors, as well as the GTCR-affiliated directors, that currently comprise the Board, together with the structure and composition of the Board committees, provides strong overall risk oversight and strategic direction for the Company, benefitting Maravai and all of its shareholders.

Board Mix

The Board has an effective mix of independent and management directors. The Board includes six independent directors, our Chief Executive Officer, and four representatives affiliated with our controlling shareholder, GTCR.

Chair of the Board

With respect to the roles of Chairman of the Board and Chief Executive Officer (“CEO”), our Corporate Governance Guidelines provide that the roles may be at times separated or at times combined, giving the Board discretion in combining or separating these positions as it deems appropriate in light of prevailing circumstances. Currently, the roles of CEO and Chairman are held by separate persons, and our Chairman, Mr. Eckert, is an independent director. The Chairman’s responsibilities include, but are not limited to, presiding over all meetings of the Board at which members of management are not present, including any executive sessions of independent directors, reviewing Board meeting schedules and agendas and acting as a liaison between the independent directors and the CEO. The Board may make changes to its leadership structure in the future as it deems appropriate and in the best interests of the Company and its shareholders, as part of the Company’s succession planning process or otherwise, taking into account the Board’s and Company’s needs and the composition of the Board at such time.

Management Succession

The Compensation and Leadership Development Committee makes a report to the Board on succession planning at least once a year. The entire Board works with the Compensation and Leadership Development Committee to evaluate potential successors to the CEO and other executive officers. The CEO and such other officers also make available to the Compensation and Leadership Development Committee their recommendations and evaluations of potential successors, along with a review of any development plans recommended for such individuals.

Risk Oversight

Our Nominating, Governance and Risk Committee oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, to improve long-term organizational performance, and to enhance shareholder value. A fundamental part of risk management is not only understanding the most significant risks a company faces and what steps management is taking to manage those risks but also understanding what level of risk is appropriate for a given company. The involvement of our Nominating, Governance and Risk Committee in reviewing our business is an integral aspect of its assessment of the Company’s risk profile and also its determination of what constitutes an appropriate level of risk.

Our Nominating, Governance and Risk Committee oversees our principal operational, business, compliance, information security and ethics risks, including the appropriateness of reporting lines of authority, communications, systems and controls based on our structure, size and scope of operations, and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. In particular, our Nominating, Governance and Risk Committee is charged with overseeing our management’s efforts to identify, evaluate and mitigate major risks related to cybersecurity, data protection controls, business continuity/disaster recovery systems and other information security matters, including the prevention and timely detection of the effects of cybersecurity threats or incidents to Maravai. Our Nominating, Governance and Risk Committee also monitors compliance with legal and regulatory requirements and management provides our Nominating, Governance and Risk Committee periodic reports on our compliance programs. In addition, our Nominating, Governance and Risk Committee oversees our major corporate governance risks. Our Nominating, Governance and Risk Committee also oversees the Company’s sustainability and risk management strategy, initiatives and policies.

While our Nominating, Governance and Risk Committee has overall responsibility for risk oversight, primary oversight of certain risks has been delegated to other committees. Our Audit Committee monitors our major financial risk exposure. Our Compensation and Leadership Development Committee oversees the design and implementation of our compensation policies and programs and monitors the incentives created by these policies and programs. We are committed to ensuring the Board and its committees are consistently updated on threats to our business and receive consistent updates on risk mitigation processes.

In connection with its reviews of the operations of our business, our full Board addresses the primary risks associated with our business, such as strategic planning. The Board appreciates the evolving nature of our business and industry and is actively involved with monitoring new threats and risks as they emerge.

At periodic meetings of the Board and its committees, management reports to and seeks guidance from the Board and its committees with respect to the most significant risks that could affect our business, such as legal risks, information security and privacy risks, and financial, tax and audit related risks.

Code of Ethics

We have adopted a Code of Ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. Our Code of Ethics is available on our website at investors.maravai.com. We intend to disclose any amendments to our Code of Ethics, or any waivers by the Board of its requirements for any of our directors or executive officers, on our website to the extent required by SEC and/or Nasdaq rules. The information contained on or accessible through our website is not part of, nor incorporated by reference into, this proxy statement or considered to be part of this document.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation and Leadership Development Committee who served during 2024 is or was an officer or employee of Maravai, nor did any such member have any relationship with Maravai pursuant to which disclosure would be required under applicable SEC rules pertaining to the disclosure of transactions with related persons, except as described under “Certain Relationships and Related Party Transactions—Director Nomination Agreement.”

No interlocking relationships exist between any of the members of the Board or the Compensation and Leadership Development Committee and the Board or compensation committee of any other company.

Communications by Shareholders and Other Interested Parties with the Board

Shareholders and other interested parties may contact an individual director, the Board as a group, or a specified Board committee or group, including the non-management or non-GTCR directors as a group, by sending regular mail to:

Maravai LifeSciences Holdings, Inc.

10770 Wateridge Circle Suite 200

San Diego, California 92121

ATTN: Board of Directors

c/o General Counsel and Secretary

Each communication should specify which director or directors the communication is addressed to, as well as the general topic of the communication. Maravai will receive the communications and process them before forwarding them to the addressee. Maravai may also refer communications to other departments within Maravai. Maravai generally will not forward to the directors a communication that is primarily commercial in nature, relates to an improper or irrelevant topic, or requests general information regarding Maravai.

EXECUTIVE OFFICERS

Below is a list of the names, ages, positions, and a brief account of the business experience of the individuals who serve as executive officers of Maravai as of March 25, 2024:

Name	Age	Position
William E. Martin, III	50	Chief Executive Officer
Kevin Herde	53	Chief Financial Officer
Peter Leddy, PhD	61	Chief Administrative Officer
Christine Dolan	57	Executive Vice President and General Manager, Cygnus Technologies
Rebecca Buzzeo	50	Executive Vice President and Chief Commercial Officer
Kurt Oreshack	45	Executive Vice President, General Counsel and Secretary

William E. Martin is the Chief Executive Officer of the Company. His biography can be found above under “Board of Directors and Corporate Governance—Continuing Directors.”

Kevin Herde has served as our Chief Financial Officer since May 2017. Prior to joining Maravai, he served as Executive Vice President and Chief Financial Officer at Sorrento Therapeutics, Inc., a biopharmaceutical company, from April 2016 to May 2017 and as Vice President of Global Blood Screening at Hologic from January 2015 to February 2016. Mr. Herde also served as Vice President, Finance and Corporate Controller at Gen-Probe, a medical diagnostics company, prior to its acquisition by Hologic in 2012. Mr. Herde began his career at KPMG, a multinational professional services network. Mr. Herde holds a BBA in Business Administration from the University of San Diego and is a certified public accountant in California (inactive).

Peter Leddy, PhD has served as our Chief Administrative Officer since June 2022. Prior to joining Maravai, Dr. Leddy was Chief Human Resources Officer and a human resources consultant for Aloisio Partners, a human resources consulting firm, from February 2014 to June 2022, where he guided c-suite and leadership teams across a variety of industries through all phases of growth by focusing on cultural alignment, leadership development, talent management, executive compensation, talent acquisition, and succession planning. Dr. Leddy also served as the Chief Human Resources Officer at PhenomeX, Inc. (formerly Berkeley Lights and subsequently acquired by Bruker Corp.) from January 2021 to July 2021; as the Chief People Officer of GSW Creative Corporation (d/b/a dosist), a globally recognized, modern wellness company, from January 2019 to December 2019; as Executive Vice President, Global Human Resources & Corporate Integrity at NuVasive from July 2015 to January 2019; as Chief Human Resources Officer on a temporary assignment for Taylor Made Golf Company, Inc., a sports equipment manufacturing company, from October 2014 to May 2015; as Interim Chief Human Resources Officer of CareFusion Corporation (subsequently acquired by Becton Dickinson), a medical technology company, from June 2014 to August 2014; and as Chief Human Resources Officer of Life Technologies, from July 2005 to February 2014. Dr. Leddy holds MS and PhD degrees in industrial/organizational psychology from the Illinois Institute of Technology and a BA in Psychology from Creighton University.

Christine Dolan has served as Executive Vice President and General Manager, Cygnus Technologies since January 1, 2024. Prior to her current role, Ms. Dolan served as the Chief Operating Officer of our Biologics Safety Testing operating division from October 2017 to December 2023. Prior to joining Maravai, Ms. Dolan held several operational and business leadership roles, including at Catalent Pharma Solutions, a global provider of delivery technologies, development, drug manufacturing, biologics, gene therapies and consumer health products, from September 2009 to October 2017, where she served in progressively more senior roles including Senior Vice President of Product Development, VP of Global Operations and VP GM of Development and Analytical Services. Prior to joining Catalent Pharma Solutions, from 1995 to 2009, Ms. Dolan was Director of Nuclear Operations and Global Quality Control at GE Healthcare, a global medical technology company, and Amersham Health, a leader in medical diagnostics and life sciences. where she worked in progressive management roles. Ms. Dolan holds a BS in Biology from Lenoir-Rhyne College.

Rebecca Buzzeo has served as Executive Vice President and Chief Commercial Officer since November 6, 2023. Prior to her current role, Ms. Buzzeo served as Senior Vice President, Chief Commercial Officer and Chief Operating Officer, Nucleic Acid Services from October 17, 2022 until November 5, 2023. Prior to joining Maravai, Ms. Buzzeo served in a variety of commercial and leadership roles at Thermo Fisher, including as Vice President and General Manager of Advanced Therapies from October 2021 to September 2022; Vice President, Commercial Operations of Advanced Therapies from June 2021 to October 2021; Head of Commercial Operations, Brammer Bio from August 2019 to October 2021; Senior Director Global Business Development – Patheon Biologics from January 2018 to August 2019; and Global Commercial Director – Cell Biology from April 2014 to January 2019. Ms. Buzzeo joined Thermo Fisher in 2014 in connection with its acquisition of Life Technologies Corporation, a multinational life sciences company, where she served as a District Manager from July 2010 to June 2014. Ms. Buzzeo holds a BS in Biology from Slippery Rock University.

Kurt Oreshack has served as our Executive Vice President, General Counsel and Secretary since November 2020. Prior to joining Maravai, Mr. Oreshack was a partner in the law firm of Breakwater Law Group, LLP in Solana Beach, CA, practicing in the field of corporate and securities law. Prior to joining Breakwater Law Group, Mr. Oreshack was the General Counsel of Human Longevity, Inc., a San Diego-based genomic research and in vitro diagnostics company, from June 2015 through September 2017. After leaving Human Longevity, Mr. Oreshack practiced law individually and as General Counsel in Residence at the law firm of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP in San Diego, CA until joining Breakwater Law Group in January 2019. Mr. Oreshack received a JD from the University of Notre Dame Law School and a BA from Loyola University Chicago. He is a member of the State Bar of California.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This Compensation Discussion and Analysis describes the philosophy, policies, practices and material decisions underlying the compensation which is reported in the executive compensation tables included in this proxy statement for the following executive officers of the Company (the “NEOs” or “Named Executive Officers”):

Named Executive Officer	Principal Position (as of December 31, 2024)
William E. Martin, III	Chief Executive Officer (“CEO”)

Kevin Herde	Chief Financial Officer (“CFO”)

Peter Leddy, PhD	Chief Administrative Officer (“CAO”)

Andrew Burch	Former President, Nucleic Acid Production

Rebecca Buzzeo	Chief Commercial Officer (“CCO”)

The total compensation of each NEO is reported in the Fiscal Year 2024 Summary Compensation Table presented on page 37 of this proxy statement.

Our compensation program is intended to motivate and incentivize our executive officers to achieve our corporate objectives and increase shareholder value. The Compensation and Leadership Development Committee continues to evaluate how best to structure our compensation program to ensure that our executives are being appropriately and competitively compensated while also maintaining compensation levels commensurate with our business performance. During fiscal year 2024, as part of our ongoing effort to align our compensation program with best practices, the Compensation and Leadership Development Committee utilized the services of its compensation consultant, Meridian Compensation Partners, LLC (“Meridian”), to evaluate our executive compensation programs. Our fiscal year 2024 compensation program was informed by these efforts.

Leadership Transitions

On January 16, 2025, Mr. Burch’s employment was terminated in connection with the Company’s elimination of his position of President, Nucleic Acid Production in order to flatten the organizational structure of Maravai’s leadership team.

Our compensation philosophy and our commitment to pay-for-performance have remained consistent through leadership transitions.

Say-on-Pay

In 2022, we requested that shareholders approve, on a non-binding, advisory basis, the frequency of our future “say-on-pay” votes, and, as a result of such vote, we expect to conduct the vote to approve, on a non-binding, advisory basis, the compensation of our NEOs once every year.

At our 2024 Annual Meeting of Shareholders, our second “say-on-pay” advisory vote received 97.83% support. The Compensation and Leadership Development Committee considered the shareholders’ strong support of our say-on-pay vote at our 2024 Annual Meeting of Shareholders when reviewing and designing our executive compensation program for 2025.

The Compensation and Leadership Development Committee will consider the results of future advisory votes on executive compensation as our compensation philosophy continues to evolve and future compensation decisions are made.

Compensation Philosophy and Objectives

The overall objective of our compensation program is to encourage and reward the creation of sustainable, long-term value. We pursue this objective via:

•

Alignment with long-term shareholders’ interests. We believe our executives’ interests are directly aligned with those of our shareholders through the use of long-term equity incentives that align the value of the compensation program with stock price growth.

•

Competitiveness. We believe that our executive compensation programs are designed to attract, motivate, retain and reward qualified and talented executives with the abilities and skills needed to foster long-term value creation by delivering competitive total compensation at target performance levels.

•

Motivating achievement of financial goals and strategic objectives. We believe that the compensation of our executives is dependent on the achievement of our short-and long-term financial goals and strategic objectives through our annual cash incentive plan, and our long-term equity compensation, which aligns rewards with the creation of shareholder value.

•

Rewarding superior performance. We believe that performance which exceeds target levels should be appropriately rewarded. We also believe there should be downside risk of below-target payouts if individual performance (as applicable) or Company financial performance is below target or if strategic objectives are not achieved. Except for the CEO, whose annual incentive plan is fully aligned to Company financial objectives, our annual incentive plan recognizes both Company and individual performance and aligns payouts relative to achievements against target objectives.

•

Responding to change. We believe that as our industry evolves and our opportunities for competitive business advantages change over time, we must likewise evolve in order to continue to create value. Our compensation programs must similarly be tailored to our strategic priorities (which may require changing the performance measures in our incentive plans) and our current outlook (which may impact how we calibrate incentive plan payouts to various levels of performance).

The key elements of our compensation program for our NEOs include:

Compensation Component	Purpose
Base Salary A fixed cash element of compensation paid bi-weekly

✓ Provide pay that is competitive based on the position, scope of responsibilities, breadth and depth of experience, and performance to date.

✓ Enable the Company to attract, motivate, and retain critical executive talent with the necessary qualifications.

Bonus A variable cash element tied to the achievement of annual Company financial and individual performance goals (as applicable)

✓ Focus NEOs on achieving progressively challenging short-term performance goals that align with the Company’s annual operating plan and strategic objectives.

✓ Align incentive payments with results and achievements against targets.

Equity Awards Stock-based compensation with vesting and other design features intended to align with long-term value creation

✓ Focus our NEOs on strategic objectives that enhance the value of the business in the short- and long-term.

✓ Support ownership values and deliver retention incentives that increase the commitment needed to deliver on the Company’s strategies over multiple years.

✓ Promote alignment with shareholder interests by incenting stock price appreciation.

Pay for performance is a principle imbedded throughout our compensation strategy, our compensation program designs and our compensation decisions. Our compensation program promotes long-term performance and long-term shareholder value creation. The majority of each NEO’s total compensation is “at risk” through annual bonuses and long-term equity incentive awards. Total compensation includes the sum of an NEO’s base salary, target annual bonus and equity awards. The following charts show the mix of fixed compensation (base salary as of December 31, 2024) and at-risk compensation (target annual bonuses and the grant date fair value of annual equity awards of our NEOs in 2024):

Mr. Martin

Average for Messrs. Herde and Burch, Dr. Leddy and Ms. Buzzeo

Compensation-Setting Process

Role of the Compensation and Leadership Development Committee and Board

The Compensation and Leadership Development Committee sets the philosophy, objectives, elements, policies and practices of compensation for our executive officers, including our NEOs, considering such factors as each NEO’s professional experience, job scope, past performance, tenure and retention risk. The Compensation and Leadership Development Committee also considers prior fiscal year adjustments to compensation, historical annual bonus award payments and equity awards. Finally, the Compensation and Leadership Development Committee considers current market practices, based on its review of executive compensation data for comparable companies, as well as current compensation trends, to ensure that the compensation of the NEOs is both competitive and reasonable, while also maintaining compensation levels commensurate with our financial and stock performance.

The independent directors of our Board make all final compensation decisions for the CEO (based on the recommendation of the Compensation and Leadership Development Committee), while the Compensation and Leadership Development Committee makes all final compensation decisions for other executive officers (considering recommendations from our CEO). These decisions include:

•	Determining the types and levels of compensation and benefits;

•	Establishing performance measures, weightings and targets;

•	Setting target compensation values;

•	Granting equity awards; and

•	Determining payouts.

Role of Independent Compensation Consultant

The Compensation and Leadership Development Committee has the authority to retain compensation consultants and other advisors to assist it in fulfilling its duties and responsibilities and has directly retained Meridian, an independent compensation consulting firm, to provide research and analysis and to make recommendations on the form and level of executive compensation. The Compensation and Leadership Development Committee sought input from Meridian on executive compensation matters for 2024, including the design and competitive position of our executive compensation program, our 2024 Peer Group (as defined below), appropriate compensation levels, and evolving compensation trends.

Based on its consideration of the various factors set forth in the rules promulgated by the SEC and the Nasdaq listing rules, the Compensation and Leadership Development Committee has determined that the work performed by Meridian has not raised any conflict of interest.

Role of CEO

The Compensation and Leadership Development Committee considers recommendations from our CEO when making decisions regarding our executive compensation program and the compensation of our executive officers other than our CEO. During the annual compensation planning process, our CEO recommends targets for all incentive compensation programs, other than himself. The targets are based on our Board-approved annual operating plan and strategic objectives. As part of the annual performance review process, which includes an assessment of each executive officer’s (except his own) performance against individual objectives, the CEO presents an evaluation of each executive officer’s contributions and recommends specific compensation for such other executive officers, including base salary level adjustments and annual cash incentive and equity awards.

Competitive Positioning

Meridian presented a competitive market analysis to support the Compensation and Leadership Development Committee in connection with its executive and non-employee director compensation decisions made in the first half of 2024. To develop an understanding of the competitive marketplace, the Compensation and Leadership Development Committee reviewed the executive compensation practices of a group of publicly-traded companies and broader life sciences data from Radford’s proprietary survey database. Meridian worked with the Compensation and Leadership Development Committee to establish the Company’s 2024 Peer Group.

The Compensation and Leadership Development Committee uses the market analysis as a reference point to ensure that our executive compensation program is competitive with market practice. In the case of each executive officer, the Compensation and Leadership Development Committee considers the overall compensation of each individual against the compensation data developed through the market analysis, and whether his or her position is sufficiently similar to the positions identified in the data to make the comparison meaningful. Ultimately, the Compensation and Leadership Development Committee’s decisions with respect to each executive’s total compensation, and each individual compensation element, are based in large part on its assessment of Company and individual performance as well as other factors, such as internal pay equity.

At the time of the peer group review for 2024, demand for COVID-19 related products and services had subsided, impacting our financial performance, including our revenue. Relative to the 17 peers in the 2023 Peer

Group, we were positioned 15th out of 18 in terms of trailing twelve months revenue and 16th out of 18 in terms of market capitalization. The Compensation and Leadership Development Committee and Meridian reviewed and considered factors such as labor market competitors, industry, total revenue, market capitalization, growth and profitability margins in determining how to modify the 2023 peer group in order to create a 2024 Peer Group to be used in making compensation decisions for 2024.

Relative to the 2023 peer group, the Compensation and Leadership Development Committee approved the removal of Bruker Corporation, Medpace Holdings, Inc. and Waters Corporation, each of whom, at the time of selection of the revised peer group, were much larger than us with respect to revenue and market capitalization while also being less relevant labor market competitors as compared to other large peers such as Bio-Rad Laboratories, Inc. The Compensation and Leadership Development Committee also approved the addition of Cytek Biosciences, Inc., Fulgent Genetics, Inc., NeoGenomics, Inc., Twist Bioscience Corp, and Veracyte, Inc, each of whom had lower revenue than our own at time of selection, and, to further expand the overall size of the peer group, Lantheus Holdings, Inc. Following these updates, the peer group for 2024 (the “2024 Peer Group”) represented a robust sample of 20 sector-relevant companies, as follows:

10x Genomics Inc.	Masimo Corporation

Azenta, Inc.	Natera, Inc.

Bio-Rad Laboratories, Inc.	Neogen Corporation

Bio-Techne Corporation	NeoGenomics, Inc. (1)

Cytek Biosciences, Inc. (1)	Neurocrine Biosciences, Inc.

Fulgent Genetics, Inc. (1)	Repligen Corporation

Globus Medical, Inc.	Sotera Health Company

Halozyme Therapeutics, Inc.	Tandem Diabetes Care, Inc.

Insulet Corporation	Twist Bioscience Corp. (1)

Lantheus Holdings, Inc. (1)	Veracyte, Inc. (1)

(1)	New addition for 2024 Peer Group.

At time of selection, we were positioned 13th out of 21 companies with respect to trailing twelve months revenue and 14th out of 21 companies with respect to market capitalization.

Compensation Elements

Base Salaries

During 2024, the Compensation and Leadership Development Committee reviewed the base salaries of the NEOs and (i) made adjustments (with respect to each NEO except the CEO) and (ii) recommended adjustments to the Board (with respect to the CEO), with consideration given to unique qualifications, substantial contributions and internal value to the Company as well as alignment with competitive market data.

Name	2023 Base ($)	2024 Base (1) ($)	Increase ($)	Increase (%)	Reason for Increase
Mr. Martin	750,000	780,000	30,000	4.0	Merit
Mr. Herde	476,280	492,950	16,670	3.5	Merit
Dr. Leddy	470,250	486,709	16,459	3.5	Merit
Mr. Burch	460,000	476,100	16,100	3.5	Merit
Ms. Buzzeo	450,000	468,000	18,000	4.0	Merit

(1)	Salary adjustments effective as of February 25, 2024.

Annual Bonus

The Compensation and Leadership Development Committee periodically reviews and determines (for each NEO other than the CEO) and recommends to the Board (for the CEO) the target annual bonus award opportunities (expressed as a percentage of base salary) that each of the NEOs is eligible to earn. The target annual bonus award opportunity for each NEO was initially established in his or her employment agreement and is reviewed periodically by the Compensation and Leadership Development Committee.

The actual annual bonus amount earned each year by our NEOs may be more or less than the target amount depending on an assessment of the performance of the Company (the company performance factor or “CPF”) and, for our NEOs other than the CEO, the individual’s performance against a set of pre-established goals and objectives (the individual performance factor or “IPF”), in each case, conducted after the end of the fiscal year.

For the 2024 annual bonus (the “2024 Annual Bonus”), CPF referenced both revenue and Adjusted Earnings Before Interest Taxes Depreciation and Amortization (“Adjusted EBITDA”) goals, which were weighted 70% and 30%, respectively. Revenue is revenue as determined in accordance with GAAP, as reflected in our consolidated financial statements. Adjusted EBITDA is a non-GAAP financial measure and is defined at the end of this Compensation Discussion and Analysis.

The table below illustrates the CPF application to various levels of performance against our 2024 Annual Bonus goals. Revenue and Adjusted EBITDA achievement relative to 2024 Annual Bonus goals determine performance scores for each metric. For the 2024 Annual Bonus Goals, the revenue target was $291.7 million, and the Adjusted EBITDA target was $65.3 million. A weighted average of the applicable performance scores for each metric is calculated to produce the CPF (expressed as a percentage of target bonus award opportunity, rounded to the next whole percentage point), subject to a maximum CPF equal to 200% of target, which is then multiplied by the NEO’s bonus target. Linear interpolation is applied to the performance scores for performance between threshold and target and between target and maximum.

Achievement of 100% of target goals (referencing our 2024 budget) for both revenue and Adjusted EBITDA would fund a payout at 100% of target bonus award opportunities for the CPF portion of the bonus. For both the revenue and Adjusted EBITDA components, threshold achievement of 80% of the target goal was necessary to fund the minimum payout of 50% of target bonus allocated to the measure, and achievement of 120% or greater of the target goal would result in a maximum payout of 200% of target bonus allocated to the measure.

2024 Company Performance Factor

Adj. EBITDA Achievement		Revenue Achievement									
Actual to Budget		< 80%	*80%*	85%	90%	95%	**100%**	105%	110%	115%	+ *120%*
	Weighted Payout Scale	**0%**	*35%*	44%	53%	61%	**70%**	88%	105%	123%	*140%*
< 80%	**0%**	*0%*	*35%*	*44%*	*53%*	*61%*	*70%*	*88%*	*105%*	*123%*	*140%*
80%	15%	*15%*	*50%*	*59%*	*68%*	*76%*	*85%*	*103%*	*120%*	*138%*	*155%*
85%	19%	*19%*	*54%*	*63%*	*71%*	*80%*	*89%*	*106%*	*124%*	*141%*	*159%*
90%	23%	*23%*	*58%*	*66%*	*75%*	*84%*	*93%*	*110%*	*128%*	*145%*	*163%*
95%	26%	*26%*	*61%*	*70%*	*79%*	*88%*	*96%*	*114%*	*131%*	*149%*	*166%*
100%	**30%**	*30%*	*65%*	*74%*	*83%*	*91%*	***100%***	*118%*	*135%*	*153%*	*170%*
105%	38%	*38%*	*73%*	*81%*	*90%*	*99%*	*108%*	*125%*	*143%*	*160%*	*178%*
110%	45%	*45%*	*80%*	*89%*	*98%*	*106%*	*115%*	*133%*	*150%*	*168%*	*185%*
115%	53%	*53%*	*88%*	*96%*	*105%*	*114%*	*123%*	*140%*	*158%*	*175%*	*193%*
+ *120%*	60%	*60%*	*95%*	*104%*	*113%*	*121%*	*130%*	*148%*	*165%*	*183%*	*200%*

Individual performance objectives for the IPF are described below.

In 2024, for our NEOs other than the CEO (who did not have an IPF component), the CPF received 80% weighting while the IPF received 20% weighting.

Each NEO’s annual bonus payout was determined using the following formulae:

•	For CEO: (Base Salary x Target Bonus %) x (CPF) = Payout

•	For other NEOs: [(Base Salary x Target Bonus %) x (CPF x 80%)] + [(Base Salary x Target Bonus %) x (IPF x 20%)] = Payout

Achievement of Company Performance Factor

For 2024, our performance for revenue ($259.2M) achieved 88.8% of the target achievement level, and our performance for Adjusted EBITDA ($43.6M) was below the threshold achievement level. After application of our CPF formula calculation as described above, the Compensation and Leadership Development Committee approved a 50.5% payout for the CPF.

Achievement of Individual Performance Factor

Our CEO evaluated the actual performance of our NEOs who were eligible for the IPF component against the achievement of individual performance objectives and submitted such evaluations to the Compensation and Leadership Development Committee. The ultimate determination of achievement of the individual performance objectives and the IPF score is at the sole discretion of the Compensation and Leadership Development Committee. The performance assessment for the individual performance objectives is not calculated on a line-item basis, but rather represents an overall assessment of how the NEO contributed to the success of the Company through and within his or her area of responsibility. The individual performance objectives are designed to be challenging to achieve at 100% of target performance level. The Compensation and Leadership Development Committee has assessed the attainment of these objectives for Messrs. Herde and Burch, Dr. Leddy and Ms. Buzzeo and determined an IPF score for such NEOs as described below.

Name	Focus	Individual Performance Objectives	IPF Score
Mr. Herde	Finance & Growth	Set supporting processes to guide to financial goals, increase operational efficiencies and effectiveness across accounting, finance, reporting and IT, and scale the function through enhanced development of leaders.	100%

Dr. Leddy	Operations & Human Resources	Clarify organization structure, operating roles, corporate priorities, improve quality and effectiveness of processes, uplevel skills and shared resources, and deliver employee engagement survey, townhalls and leadership forums.	100%

Mr. Burch	mRNA & oligos	Meet nucleic acid product revenue goals, deliver R&D roadmap and NPIs, ready new Flanders facilities for customer production, deliver to on-time and zero critical observations targets and improve employee engagement.	60%

Ms. Buzzeo	TriLink Product & Service Sales & Marketing	Meet TriLink revenue goals, expand sales funnels, build clinical selling capability and convert discovery customers to GMP customers, optimize sales channel strategy and enhance commercial operating system.	100%

After application of our CPF and IPF formulae as described above, the Compensation and Leadership Development Committee approved actual bonus payments as set forth below:

	Target Bonus Award Opportunity		CPF		IPF		Actual Bonus Award
Name	% of Base Salary	Dollar Value ($)	Weight-ing	Score	Weight-ing	Score	% of Target Dollar Value	Dollar Value ($)
Mr. Martin	125%	975,000	100%	50.5%	0%	N/A	51%	492,375
Mr. Herde	70%	345,065	80%	50.5%	20%	100%	60%	208,419
Dr. Leddy	70%	340,696	80%	50.5%	20%	100%	60%	205,781
Mr. Burch	70%	333,270	80%	50.5%	20%	60%	52%	174,633
Ms. Buzzeo	50%	234,000	80%	50.5%	20%	100%	60%	141,336

Equity Awards

2024 Incentive Equity Awards

On January 16, 2024, we granted annual equity awards to our NEOs, comprised of RSUs under the Maravai LifeSciences Holdings, Inc. 2020 Omnibus Incentive Plan (the “Omnibus Plan”). We used RSUs due to the retentive effect of time-based RSUs. The Compensation and Leadership Development Committee selected RSUs as the equity vehicle after considering market practices, the overall level of pay for our executives and the long-term orientation of the equity award vehicle.

The Compensation and Leadership Development Committee approved the following equity incentives to our NEOs in 2024:

Name	Date of Grant	Grant Date Fair Value ($)	Restricted Stock Units (1)
Mr. Martin	1/16/2024	4,876,608	758,415
Mr. Herde	1/16/2024	1,609,281	250,277
Dr. Leddy	1/16/2024	1,609,281	250,277
Mr. Burch	1/16/2024	1,901,878	295,782
Ms. Buzzeo	1/16/2024	1,853,113	288,198

(1)	The RSUs vest one-half on January 15, 2025 and one-half on January 15, 2026, subject to continued employment through each vesting date.

Except for Mr. Martin, whose 2023 equity award was limited to performance-based restricted stock units intended to provide a more meaningful incentive in light of the difference between our then-current stock price and the $60 and $100 performance targets associated with inducement performance stock units he received upon hire, and Ms. Buzzeo, whose role expanded materially since her 2023 award, these grant date fair values represent a reduction ranging from 26% to 28% as compared to grant date fair values of 2023 awards.

After considering the reduction in targeted values as compared to the prior year, the importance of fostering management continuity during 2024 following the leadership transitions at the Company in 2023, and the modest value attributable to unvested equity awards issued in prior years, including underwater options, the Compensation and Leadership Development Committee determined to shorten the vesting schedule from its prior practice of vesting in three equal tranches over three years to two equal tranches over two years.

Employment Agreements and Severance Benefits

We are party to employment agreements with our NEOs, which provide eligibility for severance payments and benefits in connection with certain qualifying terminations of employment, including enhanced severance payments and benefits in connection with such qualifying termination that occurs in connection with a change in control. Upon his termination of employment in January 2025, Mr. Burch received severance in accordance with the terms of his employment agreement. The terms of the employment agreements with our NEOs are described in the sections captioned “Narrative to Summary Compensation Table and 2024 Grants of Plan-Based Awards Table” and “Potential Payments upon a Termination of Employment or a Change in Control.”

The NEOs’ outstanding equity awards are generally subject to accelerated vesting upon certain qualifying terminations of employment that occur within two years of a change in control. For additional detail, see the section titled “—Equity Awards—2023 Amendments to Certain Outstanding Incentive Equity Awards” above and the section titled “Potential Payments upon a Termination of Employment or a Change in Control” below.

Retirement Plan, ESPP, Health and Welfare Benefits, and Perquisites

We do not have a defined benefit pension plan or nonqualified deferred compensation plan. We currently maintain a retirement plan intended to provide benefits under Section 401(k) of the Internal Revenue Code of

1986, as amended (the “Code”), pursuant to which employees, including the NEOs, can make voluntary pre-tax contributions or Roth post-tax contributions. We match 50% of elective deferrals up to the first 6% of such participant’s annual base salary for all participants. Prior to January 1, 2024 matching contributions vested on the second anniversary of the participant’s date of hire; however, starting January 1, 2024, all matching contributions are fully vested for all employees. All contributions under the plan are subject to certain annual dollar limitations, which are periodically adjusted for changes in the cost of living.

We also maintain the 2020 Employee Stock Purchase Plan (“ESPP”). The ESPP authorizes the grant of options to employees, including the NEOs, so long as they do not own stock representing 5% or more of the total combined voting power or value of all classes of Common Stock and other stock of the Company, a Parent or a Subsidiary. Due to our “Up-C” structure, the ESPP is not currently tax-qualified under Section 423 of the Code. Each offering period is approximately twenty-four months in duration commencing on each May 16th and November 16th of each year during the term of the ESPP. The ESPP allows participants to purchase Class A common stock through payroll deductions of up to 15% of their eligible compensation. The purchase price of the shares is 85% of the lower of the fair market value of our Class A common stock on the grant date or purchase date. All salaried employes are generally eligible to participate in the ESPP.

All full-time employees, including the NEOs, are eligible to participate in health and welfare benefit programs, including medical, dental and vision care coverage, disability, and life insurance.

The benefits described above are provided to our executive officers, including our NEOs, on the same basis as other eligible employees.

The Board believes that it is in the best interest of the Company to facilitate private aircraft travel for our Chief Executive Officer in order to best enable conduct of business in a manner that promotes safety and efficiency. The Board also believes that it is in the best interest of the Company to facilitate private aircraft travel for our other executive officers for business travel and, in limited circumstances, personal travel. Accordingly, the Board adopted an aircraft use policy pursuant to which the Company arranged for flights for Mr. Martin and Mr. Herde, certain of which were not integrally and directly related to the performance of their duties, and which conferred a personal benefit to them. The incremental cost to the Company of such flights is included in the “All Other Compensation” column of the Summary Compensation Table below. Neither Mr. Martin nor Mr. Herde received a gross-up for any of the imputed income associated with such flights.

Additionally, because Dr. Leddy maintains a primary residence outside of a reasonable daily commuting range to our headquarters in San Diego, California, the Company provides a Company-paid corporate apartment for Dr. Leddy when he is at Company headquarters. The aggregate cost of rent paid by the Company for this corporate apartment during 2024 is reported in the “Summary Compensation Table” section below.
Compensation Policies
Prohibition on Option
Re-Pricing
and Backdating
The Compensation and Leadership Development Committee does not re-price
and has not
re-priced
options to purchase shares of our Class A common stock, consistent with the Omnibus Plan, which prohibits re-pricing
of equity awards without shareholder approval. The grant date for each equity award is based on the date the award is approved by the Compensation and Leadership Development Committee or the independent members of the Board, as applicable. Options to purchase shares of our Class A common stock are granted with an exercise price equal to the closing market price of our Class A common stock on the date of grant.
Option Awards
In response to Item 402(x)(1) of Regulation
S-K,
the Company did not grant any new awards of stock options, stock appreciation rights, or similar option-like instruments during 2024. Accordingly, the Company has no specific policy or practice on the timing of awards of such options in relation to the disclosure of material nonpublic information by the Company. In the event the Company determines to grant new awards of such options, the Board will evaluate the appropriate steps to take in relation to the foregoing.
Compensation Recovery Policy
The Board adopted a clawback policy, effective October 2, 2023, to address new requirements under rules recently adopted by the SEC and Nasdaq under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Clawback Rules”). The clawback policy applies in the event the Company is required to prepare an accounting restatement of the Company’s financial statements due to the Company’s material noncompliance with any such financial reporting requirement, even in the absence of any fraud or misconduct by a covered individual. The policy generally requires the recovery of certain incentive-based compensation “received” (as defined in the Clawback Rules) by any current or former executive officers (as determined by the Board in accordance with Section 10D of the Exchange Act, the rules promulgated thereunder, and the Nasdaq listing standards) during the three completed fiscal years immediately preceding the date on which the Company is required to prepare the restatement and any transition period (that results from a change in the Company’s fiscal year) within or immediately following those three completed fiscal years. Incentive-based compensation is defined as any compensation that is granted to, earned by, or received by, a covered executive, based wholly or in part upon the attainment of a financial reporting measure. The amount subject to recovery is the amount of incentive-based compensation received from the Company that exceeds the amount of incentive-based compensation that otherwise would have been received from the Company had the incentive-based compensation been determined based on the restated financial statement, and must be computed without regard to any taxes paid. The clawback policy only applies to incentive-based compensation received on or after the date the clawback policy was adopted by the Board.

Anti-Hedging and Anti-Pledging Policy

Pursuant to our Insider Trading Policy, we prohibit our employees, directors and officers from engaging in hedging transactions, including hedging or monetization transaction mechanisms and the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds. Additionally, directors, officers and other employees are prohibited from holding our securities in a margin account or otherwise pledging our securities as collateral for a loan.

Stock Ownership Guidelines

In July 2023, we adopted revised minimum stock ownership guidelines applicable to non-employee independent directors and executive officers. Guidelines are shown in the table below:

Position	Ownership Guideline
Chief Executive Officer	Five times base salary
Employees in Level 24 or Above (excluding CEO) (1)	Three times base salary
Employees in Level 23 (2)	One and a half times base salary
Directors	Four times annual board cash retainer (3)

(1)	Included Messrs. Burch and Herde, and Dr. Leddy.
(2)	Included Ms. Buzzeo.
(3)	Applies only to annual retainer for service as a director and excludes any additional retainer(s) paid for service as a member of or chair of any committee of the Board.

While the guidelines do not prescribe a timeline for compliance, they require executives subject to the guidelines to hold at least 50% of the stock received from equity awards (on a shares-issued, net-of-tax-withholding basis) until the minimum ownership requirement level is achieved, or at any time their ownership subsequently falls below the guidelines.

The following shares and awards may be counted for purposes of assessing compliance with the guidelines:

•

Maravai Class A common stock owned (i) directly by the executive officer or director or his or her spouse, (ii) jointly by the executive officer or director and his or her spouse, and (iii) indirectly by a trust, partnership, limited liability company or other entity for the benefit of the executive officer or director or his or her spouse;

•	100% of unvested restricted stock and restricted stock unit awards issued under the Company’s equity incentive plans that remain unvested solely due to additional service-based vesting requirements;

•	100% of Class A common stock issued under the Company’s ESPP; and

•	Other shares held in retirement accounts.

Unexercised stock options and unvested performance-based stock (and stock unit awards) are excluded for purposes of these guidelines.

Compensation Risk Assessment

The Compensation and Leadership Development Committee has reviewed our incentive compensation programs, discussed the concept of risk as it relates to our compensation program, considered various mitigating factors and reviewed these items with Meridian. In addition, the Compensation and Leadership Development Committee reviewed an independent risk assessment of our executive compensation program conducted by Meridian. Based on these reviews and discussions, the Compensation and Leadership Development Committee does not believe our compensation program creates risks that are reasonably likely to have a material adverse effect on our business.

Tax and Accounting Considerations

We operate our compensation programs with the good faith intention of complying with Section 409A of the Code. We account for equity-based payments with respect to our long-term equity incentive award programs in accordance with the requirements of FASB ASC Topic 718, Compensation—Stock Compensation.

In evaluating the Company’s executive compensation program, the Compensation and Leadership Development Committee considers tax and accounting treatment, balancing the effects on the individual and the Company. The Compensation and Leadership Development Committee believes that the potential deductibility of the compensation payable under those programs should be only one of a number of relevant factors taken into consideration, and not the sole or primary factor, in establishing the cash and equity compensation programs for the executive officers. Section 162(m) of the Code generally limits to $1.0 million the amount of remuneration that the Company may deduct in any calendar year for certain executive officers. The Compensation and Leadership Development Committee believes that cash and equity incentive compensation must be maintained at the requisite level to attract and retain the executive officers essential to the Company’s financial success, even if all or part of that compensation may not be deductible by reason of the Section 162(m) limitation. Accordingly, the Compensation and Leadership Development Committee will continue to maintain flexibility and the ability to pay competitive compensation by not requiring all compensation to be deductible.

Non-GAAP Financial Measures and Other Definitions

Certain of the performance measurements referred to in the CD&A are “non-GAAP financial measures” under SEC rules and regulations. The disclosure below reflects how those non-GAAP financial measures were calculated.

We define Adjusted EBITDA as net (loss) income before interest, taxes, depreciation and amortization, certain non-cash items and other adjustments that we do not consider in our evaluation of ongoing operating performance from period to period. For information about how we calculate Adjusted EBITDA, please see Note 7 to the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Compensation and Leadership Development Committee Report

The Compensation and Leadership Development Committee has reviewed and discussed with management the Compensation Discussion and Analysis as set forth in this proxy statement. Based upon this review and discussion, the Compensation and Leadership Development Committee recommended to the Board that the Compensation Discussion and Analysis be incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and included in the Company’s proxy statement filed in connection with the Company’s 2025 Annual Meeting of Shareholders.

Respectfully submitted by the Compensation and Leadership Development Committee of the Board of Directors:

John DeFord, PhD (Chair)

Susannah Gray

Constantine Mihas

EXECUTIVE AND DIRECTOR COMPENSATION

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($) (4)	Total ($)
William E. Martin, III Chief Executive Officer	2024	775,385	—	4,876,608	—	492,375	236,031	6,380,399
	2023	750,000	—	1,314,000	—	—	237,864	2,301,864
	2022	660,385	470,000	8,026,629	4,427,248	937,500	1,731	14,523,493

Kevin Herde Chief Financial Officer	2024	489,346	69,013	1,609,281	—	139,406	32,318	2,339,364
	2023	472,791	66,679	1,125,309	1,119,073	—	9,150	2,793,002
	2022	448,431	—	513,240	449,966	320,695	9,150	1,741,482

Peter Leddy, PhD Chief Administrative Officer	2024	483,137	68,139	1,609,281	—	137,641	65,566	2,363,764
	2023	467,135	75,710	1,125,309	1,119,073	—	40,549	2,827,776
	2022	333,654	100,000	1,583,640	1,582,862	318,150	5,192	3,923,498

Andrew Burch (5) Former President, Nucleic Acid Production	2024	472,583	39,992	1,901,878	—	134,641	9,150	2,558,244
	2023	371,539	44,462	1,993,896	573,760	—	9,150	2,992,807

Rebecca Buzzeo (6) Chief Commercial Officer	2024	465,231	46,800	1,853,113	—	94,536	—	2,459,680

(1)

The amounts reported in the Bonus column for 2024 represent the portion of the 2024 Annual Bonus paid out to Messrs. Herde and Burch, Dr. Leddy and Ms. Buzzeo in respect of the discretionary IPF component.

(2)

The amounts reported in the Stock Awards column for all NEOs represent the grant date fair value of restricted stock units with respect to our Class A common stock, in each case, granted to the NEOs under the Omnibus Plan, as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation.

(3)

The amounts reported in the Non-Equity Incentive Plan Compensation column reflect the portion of the 2024 Annual Bonus paid to the NEOs in respect of the CPF component. For Mr. Martin, the amount reported reflects his full 2024 Annual Bonus payout, because his 2024 Annual Bonus was based solely on the CPF component See the section entitled “Annual Bonus” above and “Narrative Disclosure to Summary Compensation Table—Employment Agreements” below for additional details.

(4)	The amounts reported in the All Other Compensation column for 2024 include the amount detailed in the table below titled “Components of All Other Compensation.”
(5)	Mr. Burch was not a named executive officer for the fiscal year ended December 31, 2022; therefore, we did not include his compensation for such fiscal year.
(6)	Ms. Buzzeo was not a named executive officer for the fiscal years ended December 31, 2022 or December 31, 2023; therefore, we did not include her prior compensation.

Components of All Other Compensation

Name	Perquisites and Other Personal Benefits ($)		Company Contributions to 401(k) Plan ($) (1)	Total ($)
William E. Martin, III	226,881	(2)	9,150	236,031
Kevin Herde	23,168	(2)	9,150	32,318
Peter Leddy, PhD	63,395	(3)	2,170	65,566
Andrew Burch	—		9,150	9,150
Rebecca Buzzeo	—		—	—

(1)

The amounts reported in the Company Contributions to 401(k) Plan column reflect 401(k) plan matching contributions made on behalf of the NEOs during the fiscal year ended December 31, 2024. See “Compensation Discussion and Analysis—No Special Retirement, Health or Welfare Benefits” for additional information regarding 401(k) plan contributions.

(2)

For Mr. Martin and Mr. Herde, the “Perquisites and Other Compensation” column reflects the Company’s incremental cost during 2024 for use of a private aircraft that was not integrally and directly related to the performance of their duties, which was calculated based on the costs incurred by the Company for such use under its fractional aircraft program agreement. See “Compensation Discussion and Analysis—Retirement Plan, ESPP, Health and Welfare Benefits, and Perquisites” for additional information.

(3)

For Dr. Leddy, the “Perquisites and Other Compensation” column reflects rent paid during 2024 on behalf of Dr. Leddy, who maintains a primary residence outside of a reasonable daily commuting range to our headquarters in San Diego, CA, for a corporate apartment when he is at Company headquarters. The cost of rent for the corporate apartment is a taxable benefit to Dr. Leddy with no gross-up. See “Compensation Discussion and Analysis—Retirement Plan, ESPP, Health and Welfare Benefits, and Perquisites” for additional information.

Narrative Disclosure to Summary Compensation Table

Employment Agreements

We have entered into employment agreements with each of our NEOs that provide for annual base salary, target bonus opportunity, paid vacation, reimbursement of reasonable business expenses and eligibility to participate in our benefit plans generally. Additionally, we have entered into employment agreements with certain of our NEOs that provided for sign-on bonuses.

The employment agreements also provide for certain severance benefits upon a resignation by the applicable NEO for “good reason” or upon a termination by the Company without “cause.” Please see the section entitled “Additional Narrative Disclosure—Potential Payments Upon Termination or Change in Control” below for more details regarding the severance benefits provided to our NEOs under the employment agreements.

2024 Grants of Plan-Based Awards

The following table sets forth certain information with respect to grants of plan-based awards for the fiscal year ended December 31, 2024 with respect to our NEOs.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			All other stock awards: Number of shares of stock or units (#) (2)	All other option awards: Number of securities underlying options (#)	Exercise or base price of option awards ($/Sh)	Grant date fair value of stock and option awards (3)
Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)
William E. Martin, III	1/16/2024	1/4/2024	146,250	975,000	1,950,000	758,415			4,876,608
Kevin Herde	1/16/2024	1/4/2024	41,408	276,052	552,104	250,277			1,609,281
Peter Leddy, PhD	1/16/2024	1/4/2024	40,884	272,557	545,114	250,277			1,609,281
Andrew Burch	1/16/2024	1/4/2024	39,992	266,616	533,232	295,782			1,901,878
Rebecca Buzzeo	1/16/2024	1/4/2024	28,080	187,200	374,400	288,198			1,853,113

(1)

Represents threshold, target and maximum annual cash incentive for the CPF component of the 2024 Annual Bonus opportunities granted to our NEOs. For Mr. Martin, his target annual cash incentive was solely based on the CPF component and for Ms. Buzzeo, Messrs. Herde and Burch, and Dr. Leddy, 80% of their target annual cash incentive was based on the CPF component and 20% of their target annual cash incentive was based on the discretionary IPF component, which is not reported in this table but is described above in the section entitled “Compensation Discussion and Analysis—Compensation Elements—Annual Bonus.” The threshold amount for each executive officer is 15% of the target with respect to the portion attributable to the CPF, which is the minimum amount payable if threshold performance for the CPF is achieved. If the threshold is not achieved with respect to the CPF, the payment with respect to the portion of the 2024 Annual Bonus attributable to the CPF would be zero. Achievement of target performance for the CPF would result in a payout at 100% of the 2024 Annual Bonus attributable to the CPF. The maximum amount for each executive officer is 200% of the portion of the target attributable to the CPF. The pre-established company performance metrics for the CPF for the 2024 fiscal year consisted of Revenue (weighted 70%) and Adjusted EBITDA (weighted 30%).

(2)

Amount shown is the number of time-based restricted stock units with respect to our Class A common stock awarded on January 16, 2024. The restricted stock units will vest in equal installments on January 15 of each of 2025 and 2026, subject to such NEO’s continued employment through each vesting date.

(3)

Grant date fair values reported were calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation. See Footnote 2 to the “Summary Compensation Table” above for assumptions used in calculating the grant date fair values of the equity awards reported herein.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes, for each of the NEOs, the number of stock options with respect to our Class A common stock, restricted stock units with respect to our Class A common stock, performance stock units with respect to our Class A common stock, and MLSH 1 Units held as of December 31, 2024. Market value is based on the closing market price of our Class A Common Stock as of December 31, 2024 of $5.45.

Name(1)	Grant Date	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable		Option exercise price ($)		Option expiration date		Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)	Equity Incentive Plan Awards: Number of unearned shares, units or other rights that have not vested (#)		Equity Incentive Plan Awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
William E. Martin, III
Restricted Stock Units	1/16/2024								758,415	(2)	4,133,362
Performance Stock Units	8/21/2023											300,000	(3)	1,635,000
Stock Options	10/17/2022	218,804	185,142	(4)	19.42		10/17/2032
Restricted Stock Units	10/17/2022								76,012	(5)	414,265
Performance Stock Units	10/17/2022											240,038	(6)	1,308,207
Kevin Herde
Restricted Stock Units	1/16/2024								250,277	(2)	1,364,010
Stock Options	3/15/2023	62,563	80,437	(7)	15.52		3/15/2033
Restricted Stock Units	3/15/2023								48,338	(8)	263,442
Stock Options	1/25/2022	25,642	10,558	(9)	26.32		1/25/2032
Restricted Stock Units	1/25/2022								6,500	(10)	35,425
Stock Options	11/19/2020	60,000			27.00		11/19/2030
MLSH 1 Incentive Units	12/13/2019	25,000			N/A	(11)	N/A	(11)
MLSH 1 Incentive Units	5/30/2017	91,754	—		N/A	(11)	N/A	(11)
Peter Leddy, PhD
Restricted Stock Units	1/16/2024								250,277	(2)	1,364,010
Stock Options	3/15/2023	62,563	80,437	(7)	15.52		3/15/2033
Restricted Stock Units	3/15/2023								48,338	(8)	263,442
Stock Options	7/15/2022	74,248	48,645	(12)	24.94		7/15/2032
Restricted Stock Units	7/15/2022								21,166	(13)	115,355
Andrew Burch
Restricted Stock Units	1/16/2024								295,782	(2)	1,612,012
Stock Options	4/17/2023	33,333	46,667	(14)	14.14		4/17/2033
Restricted Stock Units	4/17/2023								94,007	(15)	512,338
Becky Buzzeo
Restricted Stock Units	1/16/2024								288,198	(2)	1,570,679
Stock Options	3/15/2023	37,187	47,813	(7)	15.52		3/15/2033
Restricted Stock Units	3/15/2023								28,434	(8)	154,965
Stock Options	11/15/2022	39,274	36,132	(12)	14.99		11/15/2032
Restricted Stock Units	11/15/2022	—							14,377	(16)	78,355

(1)

This table reflects information regarding stock options with respect to our Class A common stock, restricted stock units with respect to our Class A common stock, performance stock units with respect to our Class A common stock and MLSH 1 Units granted to our Named Executive Officers that were outstanding as of December 31, 2024. For more information on these stock options and incentive units, see “Compensation Discussion and Analysis—Equity Awards.”

(2)

Under the terms of the applicable restricted stock unit award agreement, half of these restricted stock units vested on January 15, 2025, and the remaining half will vest on January 15, 2026, subject to such executive’s continued employment through such vesting date. For

Mr. Burch, the restricted stock units that remained unvested as of his termination of service on January 16, 2025 were forfeited in accordance with their terms.
(3)

Under the terms of the applicable performance stock unit award agreement, 50,000 of the performance stock units will vest in the event the 60-day trading volume-weighted average stock price of our Class A common stock equals or exceeds $15 (as adjusted for stock splits, stock dividends and other similar events) on August 21, 2026, an additional 125,000 of the performance stock units will vest in the event the 60-day trading volume-weighted average stock price of our Class A common stock equals or exceeds $25 (as adjusted for stock splits, stock dividends and other similar events) on August 21, 2026, and the remaining 125,000 of the performance stock units will vest in the event the 60-day trading volume-weighted average stock price of our Class A common stock equals or exceeds $30 (as adjusted for stock splits, stock dividends and other similar events) on August 21, 2026, in each case subject to Mr. Martin’s continued employment through such date.

(4)

Under the terms of the applicable stock option award agreement, these stock options vest 25% on October 15, 2023, and monthly thereafter over the next three years subject to Mr. Martin’s continued employment through each vesting date.

(5)

Under the terms of the applicable restricted stock unit award agreement, these restricted stock units will vest on October 15, 2025, subject to Mr. Martin’s continued employment through each vesting date.

(6)

Under the terms of the applicable performance stock unit award agreement, 50% of the performance stock units will vest in the event the 60-day trading volume-weighted average stock price of our Class A common stock equals or exceeds $60 (as adjusted for stock splits, stock dividends and other similar events) on October 17, 2025, and the remaining fifty percent of the performance stock units will vest in the event the 60-day trading volume-weighted average stock price of our Class A common stock equals or exceeds $100 (as adjusted for stock splits, stock dividends and other similar events) on October 17, 2025, in each case subject to Mr. Martin’s continued employment through such date.

(7)

Under the terms of the applicable stock option award agreement, these stock options will vest in equal installments on the 15th of every month from April 2023 through March 2027, subject to such executive’s continued employment through each vesting date.

(8)

Under the terms of the applicable restricted stock unit award agreement, half of these restricted stock units vested on March 15, 2025, and the remaining half will vest on March 15, 2026, subject to such executive’s continued employment through such vesting date.

(9)

Under the terms of the applicable stock option award agreement, these stock options will vest in equal installments on the 15th of every month from March 2022 through February 2026, subject to such executive’s continued employment through each vesting date.

(10)

Under the terms of the applicable restricted stock unit award agreement, these restricted stock units vested on February 15, 2025, subject to such executive’s continued employment through each vesting date.

(11)	These equity awards are not traditional options and, therefore, there is no exercise price or option expiration date associated with them.
(12)

Under the terms of the applicable stock option award agreement, these stock options vest 25% on the first anniversary of the grant date and monthly thereafter over the next three years, subject to such executive’s continued employment through each vesting date.

(13)	Under the terms of the applicable restricted stock unit award agreement, these restricted stock units will vest on July 15, 2025, subject to Dr. Leddy’s continued employment through such vesting date.
(14)

Under the terms of the applicable stock option award agreement, these stock options vest 25% on April 15, 2024, and monthly thereafter over the next three years subject to Mr. Burch’s continued employment through each vesting date. The unvested stock options that remained unvested as of Mr. Burch’s termination of service on January 16, 2025 were forfeited in accordance with their terms.

(15)

Under the terms of the applicable restricted stock unit award agreement, these restricted stock units were eligible to vest in equal installments on April 15 of each of 2025 and 2026, subject to Mr. Burch’s continued employment through each vesting date. These restricted stock units were forfeited in accordance with their terms upon Mr. Burch’s termination of service on January 16, 2025.

(16)

Under the terms of the applicable restricted stock unit award agreement, these restricted stock units will vest on November 15, 2025, subject to Ms. Buzzeo’s continued employment through such vesting date.

Options Exercised and Stock Vested

The following table sets forth certain information with respect to the vesting of stock awards and MLSH 1 Units during the fiscal year ended December 31, 2024 with respect to our NEOs. No options held by NEOs were exercised, nor did any PSUs held by NEOs vest, during the fiscal year ended December 31, 2024.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($) (2)
William E. Martin, III	136,021	1,127,614
Kevin Herde	35,669	221,721
Peter Leddy, PhD	45,335	371,515
Andrew Burch	47,004	381,202
Rebecca Buzzeo	28,595	173,022

(1)

The amounts in this column represent the number of RSU shares or MLSH 1 Units that vested in the fiscal year ended December 31, 2024. With respect to RSUs, the actual number of shares issued was the number of shares vested reduced by the number of shares withheld to satisfy applicable tax withholdings.

(2)

The value realized equals the closing price of our Class A Common Stock on the vesting dates, multiplied by the number of restricted stock units that vested. The amount reflected does not include any value with respect to any MLSH 1 Units that vested in the fiscal year ended December 31, 2024, if applicable, as such equity awards are not traditional options and, therefore, there is no immediate value realized on vesting.

Additional Narrative Disclosure

Retirement Benefits

We do not have a defined benefit pension plan or nonqualified deferred compensation plan. We currently maintain a retirement plan intended to provide benefits under Section 401(k) of the Code, pursuant to which employees, including the NEOs, can make voluntary pre-tax contributions. See “Compensation Discussion and Analysis—No Special Retirement, Health or Welfare Benefits” above for additional information regarding 401(k) plan contributions.

Employee Stock Purchase Plan

The ESPP authorizes the grant of options to employees, which due to our “Up-C” structure is not currently tax-qualified under Section 423 of the Code. See “Compensation Discussion and Analysis—No Special Retirement, Health or Welfare Benefits” above for additional information regarding the ESPP.

Incentive Units

Prior to our 2020 IPO, we offered equity incentives to certain of our NEOs through grants of incentive units in MLSH 1 (the “MLSH 1 Units”). Certain of these incentive unit awards were subject to time-based vesting requirements and accelerated vesting upon the occurrence of certain terminations of employment and certain change-in-control events, and the remaining incentive unit awards were subject to market and performance-based vesting requirements and would terminate if such performance-based vesting requirements were not met upon certain change-in-control events. The consummation of our IPO did not trigger accelerated vesting of any of the MLSH 1 Units that were subject to time-based vesting requirements; however, the vesting of the incentive units subject to performance-based vesting requirements was achieved as a result of the IPO. Subsequent to the IPO, all time-based vesting requirements have been satisfied and the MLSH 1 Units (if any) held by our NEOs as of December 31, 2024, were fully vested.

Potential Payments Upon Termination or Change in Control

Each of the NEOs are party to employment agreements that provide for severance benefits (as described below), in the event the NEO’s employment is terminated (i) by the Board without “cause” (a “Termination without Cause”) or, with respect to certain NEOs, by such NEOs for “good reason” (a “Termination for Good Reason”), prior to a Change in Control (as defined in the Omnibus Plan) or (ii) more than two years after a Change in Control. Additionally, the NEOs are entitled to enhanced severance benefits upon a termination without “cause” or a resignation for “good reason” that occurs upon or within two years immediately following a Change in Control (a “Change in Control Termination”). Such severance benefits, in each case, are subject to each NEO’s execution and non-revocation of a general release of claims. Upon a termination for any reason, the NEO will receive any payments or benefits that have been accrued through the date of termination or are required to be paid pursuant to applicable law.

Pursuant to the Amended and Restated Employment Agreement entered into as of May 8, 2023, between Mr. Martin, Maravai LifeSciences Holdings, Inc. and Maravai Intermediate Holdings, LLC, Mr. Martin is entitled to certain severance benefits upon a Termination without Cause, a Termination for Good Reason or a Change in Control Termination. Mr. Martin’s severance benefits in the event of a Termination without Cause or a Termination for Good Reason that is not a Change in Control Termination consist of: any earned and unpaid annual bonus for the calendar year ending prior to the date of termination (“Earned Bonus Severance”); a pro-rated target annual bonus for the fiscal year during which Mr. Martin’s termination occurs (“Pro Rata Bonus Severance”); continued payment of base salary (“Base Salary Severance”) for a period of 12 months, payable during the 12-month period commencing on the date of termination in substantially equal installments in accordance with regular payroll practices as in effect on the date of the termination. Additionally, Mr. Martin will receive a payment equivalent to the amount the COBRA premium would be for Mr. Martins’ health coverage prior to the termination (for Mr. Matin and Mr. Martin’s family to the extent applicable) (the “COBRA Severance”) for up to 12 months. In the event of a Change in Control Termination, Mr. Martin will receive: the Earned Bonus Severance; the Pro Rata Bonus Severance; an amount equal to two times the greatest of: (I) Mr. Martin’s target annual bonus for the fiscal year in which the Change in Control Termination occurs; (II) the calculation of an annual bonus based on (a) Mr. Martin’s annual base salary and annual bonus target in place at the time of the Change in Control and (b) the average of the Company Performance Factor achievement percentage applied to calculate annual bonuses under the Company’s annual bonus program with respect to the two fiscal years prior to the fiscal year in which the Change in Control Termination occurs; and (III) the annualized amount accrued by the Company in its financial statements as of the date of the Change in Control Termination with respect to Mr. Martin’s annual bonus for the fiscal year in which the Change in Control Termination occurs, in each case payable during the twenty-four month period commencing on the date of termination in substantially equal installments in accordance with regular payroll practices as in effect on the date of the termination (“CIC Termination Bonus Severance”); 24 months of Base Salary Severance, payable during the 24-month period commencing on the date of termination in substantially equal installments in accordance with regular payroll practices as in effect on the date of the termination; and COBRA Severance for up to 18 months.

Pursuant to the Amended and Restated Employment Agreement entered into as of May 8, 2023, between Mr. Herde, Maravai LifeSciences Holdings, Inc. and Maravai Intermediate Holdings, LLC, Mr. Herde is entitled to certain severance benefits upon a Termination without Cause, a Termination for Good Reason or a Change in Control Termination. Mr. Herde’s severance benefits consist of: Earned Bonus Severance; Pro Rata Bonus Severance; 12 months of Base Salary Severance, payable during the 12-month period commencing on the date of termination in substantially equal installments in accordance with regular payroll practices as in effect on the date of the termination; and COBRA Severance for up to 12 months. In the event of a Change in Control Termination, Mr. Herde will receive: the Earned Bonus Severance; the Pro Rata Bonus Severance; the CIC Termination Bonus Severance; 24 months of Base Salary Severance, payable during the 24-month period commencing on the date of termination in substantially equal installments in accordance with regular payroll practices as in effect on the date of the termination; and COBRA Severance for up to 18 months.

Pursuant to the Amended and Restated Employment Agreement entered into as of May 8, 2023, between Dr. Leddy, Maravai LifeSciences Holdings, Inc. and Maravai Intermediate Holdings, LLC, Dr. Leddy is entitled to certain severance benefits upon a Termination without Cause, a Termination for Good Reason or a Change in Control Termination. Dr. Leddy’s severance benefits consist of: Earned Bonus Severance; Pro Rata Bonus Severance; 12 months continued Base Salary Severance, payable during the 12-month period commencing on the date of termination in substantially equal installments in accordance with regular payroll practices as in effect on the date of the termination; and COBRA Severance for up to 12 months. In the event of a Change in Control Termination, Dr. Leddy will receive: the Earned Bonus Severance; the Pro Rata Bonus Severance; the CIC Termination Bonus Severance; 24 months of Base Salary Severance, payable during the 24-month period commencing on the date of termination in substantially equal installments in accordance with regular payroll practices as in effect on the date of the termination; and COBRA Severance for up to 18 months.

Pursuant to the Second Amended and Restated Employment Agreement entered into as of February 25, 2024, between Mr. Burch, Maravai LifeSciences Holdings, Inc. and TriLink Biotechnologies, LLC, as a result of Mr. Burch’s termination of employment on January 16, 2025, he received severance benefits pursuant to such employment agreement consisting of: Earned Bonus Severance; Pro Rata Bonus Severance; 12 months continued Base Salary Severance, payable during the 12-month period commencing on the date of termination in substantially equal installments in accordance with regular payroll practices as in effect on the date of the termination; and COBRA Severance for up to 12 months.

Pursuant to the Amended and Restated Employment Agreement entered into as of May 8, 2023, between Ms. Buzzeo, Maravai LifeSciences Holdings, Inc. and Maravai Intermediate Holdings, LLC, Ms. Buzzeo is entitled to certain severance benefits upon a Termination without Cause or a Change in Control Termination.

Ms. Buzzeo’s severance benefits consist of: Earned Bonus Severance; Pro Rata Bonus Severance; 12 months continued Base Salary Severance, payable during the 12-month period commencing on the date of termination in substantially equal installments in accordance with regular payroll practices as in effect on the date of the termination; and COBRA Severance for up to 12 months. In the event of a Change in Control Termination, Ms. Buzzeo will receive: the Earned Bonus Severance; the Pro Rata Bonus Severance; the CIC Termination Bonus Severance; 24 months of Base Salary Severance, payable during the 24-month period commencing on the date of termination in substantially equal installments in accordance with regular payroll practices as in effect on the date of the termination; and COBRA Severance for up to 18 months.

No NEO shall be entitled to receive the severance benefits described above unless such NEO has timely executed and delivered within 30 calendar days of such NEO’s separation, or, in the event that the NEO’s termination of employment is “in connection with an exit incentive or other employment termination program” (as such phrase is defined in the Age Discrimination in Employment Act of 1967), the date that is 60 days following the date of such NEO’s separation, a general release and separation agreement (a “Release Agreement”) (and such Release Agreement shall become in full force and effect and not have been timely revoked as may be permitted by its terms), and such NEO shall be entitled to receive such severance benefits only so long as such NEO has not breached any of the provisions of such Release Agreement or the Non-Competition and Non-Solicitation Covenants (as defined below).

The employment agreements also subject the NEOs to certain restrictive covenants, including perpetual confidentiality, assignment of inventions, non-competition and non-solicitation covenants (the “Non-Competition and Non-Solicitation Covenants”). The Non-Competition and Non-Solicitation Covenants apply during each of the NEO’s employment and, with respect to the non-solicitation covenants only, for one-year following the NEO’s termination of employment.

Pursuant to the applicable award agreements (and amendments thereto made in May 2023), unvested stock options and restricted stock units will become 100% vested and exercisable (if applicable) if such NEO’s employment is terminated by us without “cause” or by the NEO for “good reason” within two years following a “change in control,” each as defined in the NEO’s employment agreement. Additionally, with respect to Mr. Martin’s PSUs, in the event a change in control (as defined in the Omnibus Plan) occurs prior to third anniversary of the grant date, the PSUs automatically convert into time-based restricted stock units that would vest immediately upon a termination of Mr. Martin’s employment by the Company without “cause” or by Mr. Martin for “good reason” (each, as defined in Mr. Martin’s employment agreement) occurring within two years of such change in control.

The NEOs are eligible to receive consideration with respect to their outstanding MLSH 1 Units upon a “sale” of MLSH 1, which is generally the sale of (i) MLSH 1’s equity securities pursuant to which an independent third party or parties acquires a majority of the equity securities or voting power to elect a majority of the board of directors of MLSH 1 or (ii) all or substantially all of MLSH 1’s assets on a consolidated basis (a “MLSH 1 Sale”).

The following table sets forth quantitative estimates of the benefits that would have accrued to each of our NEOs if such NEO’s employment had been terminated without cause on December 31, 2024. Amounts below reflect potential payments pursuant to the employment agreements for such NEOs.

	Qualifying Termination (Non-Change in Control)		Qualifying Termination (Change in Control)			Change in Control
Name of Executive Officer	Cash Severance Benefits ($) (1)	Continued Health Benefits ($)	Cash Severance Benefits ($) (2)	Continued Health Benefits ($)	Value of Accelerated Equity Awards ($) (3)	Value of Accelerated Equity Awards ($) (4)
William E. Martin, III	1,755,000	24,517	4,485,000	36,775	7,490,834	N/A
Kevin Herde	838,015	28,275	2,021,095	42,412	1,662,877	—
Peter Leddy, PhD	827,405	28,275	1,995,507	42,412	1,742,806	N/A
Andrew Burch	809,370	28,275	1,952,010	42,412	2,124,350	N/A
Rebecca Buzzeo	702,000	7,964	1,638,000	11,946	1,803,999	N/A

(1)	Represents the potential payments upon a Termination without Cause or a Termination for Good Reason, as applicable, on December 31, 2024.
(2)	Represents the potential payments upon a Change in Control Termination in connection with or within the two-year period following a Change in Control.
(3)

Represents the value of accelerated vesting of restricted stock units (and for Mr. Martin, including performance stock units that converted to restricted stock units in connection with a Change in Control occurring on December 31, 2024) that would have vested upon a Qualifying Termination in connection with or within the two-year period following a Change in Control. The exercise price of all stock options held by the NEOs exceeded the market price of our Class A common stock on December 31, 2024, and therefore such stock options would have no value if accelerated on such date.

(4)

If a MSLH 1 Sale occurred on December 31, 2024, the NEOs would have been eligible to receive consideration in respect of outstanding MLSH 1 Units. The value that would have been conferred to the NEO in connection with such MLSH 1 Sale in respect of such outstanding MLSH 1 Units is not determinable as of December 31, 2024, and therefore was excluded from the table above.

Non-Employee Director Compensation Policy

Our non-employee directors are eligible to receive the annual cash retainers listed below for their service on the Board and committees of the Board. Non-employee directors who are employees of GTCR or its affiliates have agreed or are otherwise obligated to transfer all or a portion of the cash compensation they receive for their service as directors to GTCR or its affiliates. The retainers are paid in arrears in four equal quarterly installments and prorated for any partial year of service on the Board, and at the election of the non-employee director may be payable in fully vested shares of our Class A common stock.

Position	Retainer ($)
Board Member	60,000

Audit Committee:
Chair	25,000
Committee Member	12,500

Compensation and Leadership Development Committee:
Chair	20,000
Committee Member	10,000

Nominating, Governance and Risk Committee:
Chair	15,000
Committee Member	7,500

Pursuant to our Non-Employee Director Compensation Policy, in 2024, our non-employee directors received a grant of RSUs (each, an “Annual Grant”) pursuant to the Omnibus Plan with a fair market value on the date of grant equal to approximately $200,000 (based on the twenty trading-day volume-weighted average price of the Company’s Class A Common Stock as of the grant date (the “20-Day VWAP”)). The Annual Grants vest in full upon the earlier to occur of (i) the first anniversary of the date of grant and (ii) the date of the next Annual Meeting of Shareholders of the Company following the date of grant, subject to the respective non-employee director’s continued service on the Board through such date. In the event a new non-employee director is elected or appointed to the Board, such non-employee director will receive an RSU grant pursuant to the Omnibus Plan with a fair market value on the date of grant equal to approximately $400,000 for the director’s first year of service on the Board. The RSUs granted upon a director’s election or appointment vest in three equal installments on the first three anniversaries of the date of grant, subject to such non-employee director’s continued service on the Board through each such anniversary date.

In connection with his service as Chairman of the Board, Mr. Eckert (i) received a grant of RSUs pursuant to the Omnibus Plan with a grant date fair value of $750,000 (based on the closing price of the Company’s Class A common stock on the date of grant), of which one-third of the RSUs were fully vested upon the date of grant, and the remaining RSUs will vest in two equal installments on May 22, 2025 and May 22, 2026, and (ii) became eligible to receive an annual cash retainer of $175,000 commencing January 1, 2025, which retainer is payable in arrears in four equal installments. Furthermore, subject to his service as Chairman of the Board on the respective grant dates, Mr. Eckert (i) will receive a grant of a RSUs pursuant to the Omnibus Plan on or around the Annual Meeting with a grant date fair value of $500,000 (based on the closing price of the Company’s Class A common stock on the date of grant), of which one-half of the RSUs shall be fully vested upon the date of grant and the remaining RSUs shall vest on the one-year anniversary of the date of grant, and (ii) beginning in 2026 and beyond, will receive a grant of RSUs pursuant to the Omnibus Plan with a fair market value on the date of grant equal to approximately $200,000 (based on the 20-Day VWAP), pursuant to the Non-Employee Director Compensation Policy, with the same vesting terms as the Annual Grants, in each case subject to Mr. Eckert’s continued service on the Board through such date.

All non-employee directors are also reimbursed for their reasonable expenses to attend meetings of the Board and related committees and otherwise attend to our business.

The following table presents the total compensation for each person who served as a non-employee member of the Board during 2024. Other than as set forth in the table and described more fully below, we did not pay any cash or other compensation, or grant any equity or non-equity awards to, any of the other non-employee members of the Board in 2024. Each of (i) Mr. Hull, our former Executive Chairman of the Board, received, and (ii) Mr. Martin, our Chief Executive Officer, receives no additional compensation for service as a director and, consequently, are not included in this table. The compensation received by Mr. Martin as an employee of the Company is presented in “—Summary Compensation Table.”

Director Compensation

Name	Fees earned or paid in cash ($) (1)	Stock Awards ($) (2)	Total ($)
Anat Ashkenazi (3)	46,250	—	46,250
Sean Cunningham (4)	67,500	222,553	290,053
Benjamin Daverman (4)	60,000	222,553	282,553
John De Ford, PhD (5)	87,500	222,553	310,053
R. Andrew Eckert (6)	—	750,002	750,002
Susannah Gray (7)	95,000	222,553	317,553
Jessica Hopfield, PhD (7)	87,500	222,553	310,053
Gregory T. Lucier (8)	60,000	222,553	282,553
Luke Marker (4)	60,000	222,553	282,553
Constantine Mihas (4)	70,000	222,553	292,553
Murali K. Prahalad, PhD (9)	67,500	222,553	290,053

(1)

The amounts in this column represent the fees attributable to Board and committee service for the fiscal year ended on December 31, 2024. As described above, Messrs. Cunningham, Daverman, Marker and Mihas transferred their fees to an affiliate of GTCR.

(2)

The amounts in this column reflect the grant date fair value of restricted stock units granted (i) to all then-serving non-employee directors on May 23, 2024 (the “Annual Awards”) and (ii) to Mr. Eckert on December 15, 2024 in connection with his appointment as Chairman of the Board (the “Eckert Award”), each as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation. The Annual Awards will vest on the earlier to occur of (x) the one-year anniversary of the grant date and (y) the date of our next Annual Meeting of Shareholders following the date of grant, subject to the respective director’s continuous service on the Board through such date. With respect to the Eckert Award, one-third of the RSUs were fully vested upon the date of grant, and the remaining RSUs will vest in two equal installments on May 22, 2025 and May 22, 2026, subject to Mr. Eckert’s continuous service on the Board through each such vesting date.

(3)	Ms. Ashkenazi resigned as a director on July 31, 2024. No acceleration of vesting of any restricted stock units was approved in connection with her resignation.
(4)

As of December 31, 2024, each of Messrs. Cunningham, Braverman, Marker and Mihas held 20,645 unvested restricted stock units with respect to our Class A common stock, which will vest on the date of the Annual Meeting, subject to each such director’s continued service through such date.

(5)

As of December 31, 2024, Dr. DeFord held (i) 21,267 unvested restricted stock units with respect to our Class A common stock, which will vest in equal installments on each of July 20, 2025 and July 20, 2026 and (ii) 20,645 unvested restricted stock units with respect to our Class A common stock, which will vest on the date of the Annual Meeting, subject to Dr. DeFord’s continued service through each such vesting date.

(6)

As of December 31, 2024, Mr. Eckert held 89,606 unvested restricted stock units with respect to our Class A common stock, which will vest in equal installments on May 22, 2025 and May 22, 2026, subject to Mr. Eckert’s continued service through each such vesting date.

(7)

As of December 31, 2024, each of Ms. Gray and Dr. Hopfield held 20,645 unvested restricted stock units with respect to our Class A common stock, which will vest on the date of the Annual Meeting, subject to each such director’s continued service through such date.

(8)

As of December 31, 2024, Mr. Lucier held (i) 9,600 vested MLSH 1 Units and 2,400 unvested MLSH 1 Units which vested on January 8, 2025, and (ii) 20,645 unvested restricted stock units with respect to our Class A common stock, which will vest on the date of the Annual Meeting, subject to Mr. Lucier’s continued service through such date.

(9)

As of December 31, 2024, Dr. Prahalad held (i) 10,000 vested MLSH 1 Units and (ii) 20,645 unvested restricted stock units with respect to our Class A common stock, which will vest on the date of the Annual Meeting, subject to Dr. Prahalad’s continued service through such date.

CHIEF EXECUTIVE OFFICER PAY RATIO

Under Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are required to provide the ratio of the annual total compensation of Mr. Martin, to the annual total compensation of the median employee of the Company.

For the fiscal year ended December 31, 2024:

•	The annual total compensation of the median employee was $133,113;

•	The annual total compensation of our Chief Executive Officer was $6,400,411; and

•	The estimated ratio of the annual total compensation of our Chief Executive Officer to the annual total compensation of the median employee was 48.1 to 1.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on the methodology described below. The SEC rules for identifying the median compensated employee and calculating the pay ratio allow companies to adopt a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

Methodology

In determining the annual total compensation of our Chief Executive Officer, we annualized the annual total compensation paid to Mr. Martin, who served as the CEO on December 31, 2024, the date that we used to identify our median employee.

Pursuant to Item 402(u)(4)(ii) of Regulation S-K, we excluded all of our “non-U.S. employees” (as defined therein) for purposes of determining the median compensated employee, specifically, four employees who reside in the United Kingdom. As of December 31, 2024, we had 574 full-time U.S. employees and four full-time non-U.S. employees.

We used December 31, 2024, the end of our most recent fiscal year, as the date to determine the median employee (the “Determination Date”). The median compensated employee was determined by utilizing a consistently applied compensation measure based on the gross pay reflected on the 2024 IRS Form W-2 for each employee of the Company (“Gross Pay”). For each employee that was hired in 2024, and therefore their Gross Pay as of December 31, 2024 did not reflect a full year’s pay, we annualized their wages and/or salary, deducting from their Gross Pay and not including in such annualized amount any income attributable to: (i) cash bonuses paid to such employee throughout the year, (ii) the purchase of shares of our Class A common stock pursuant to our ESPP, (iii) the vesting of RSUs, (iv) the exercise of stock options, and (v) vehicle allowances, all of which are already included in Gross Pay and not indicative of annual salary or wages.

Using this approach, we identified our median employee and then calculated the annual total compensation of this employee for 2024 in accordance with the requirements of the Summary Compensation Table.

PAY VERSUS PERFORMANCE
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation
S-K,
we are providing the following information about the relationship between executive Compensation Actually Paid (“CAP”) to our NEOs and the Company’s financial performance. The Company does not use CAP as a basis for making compensation decisions, nor does it use the performance measures defined by the SEC for the Pay versus Performance table to measure performance for incentive plan purposes. For further information concerning the Company’s variable pay-for-performance
philosophy and how the Company aligns executive compensation with the Company’s performance, refer to “Compensation Discussion and Analysis,” above.

Year	Summary Compensation Table Total for PEO (1)	Summary Compensation Table Total for Former PEO (1)	Compensation Actually Paid to PEO (1)(2)		Compensation Actually Paid to Former PEO (1)(2)	Average Summary Compensation Table Total for Non-PEO NEOs (3)	Average Compensation Actually Paid to Non-PEO NEOs (3)(2)		Value of Initial Fixed $100 Investment Based On:		Net Income / (Loss) (in millions) (5)	Revenue (in millions) (6)
									Total Shareholder Return (4)	Peer Group Total Shareholder Return (4)
2024	$6,380,399	N/A	$5,831,984	(7)	N/A	$2,430,263	$2,150,970	(7)	$18.26	$98.77	$(144.8)	$259.2
2023	$2,301,864	$5,217,013	$(3,808,139)		$1,641,544	$2,719,167	$956,097		$21.94	$100.15	$(138.4)	$288.9
2022	$5,480,801	$14,523,493	$3,044,254		$10,261,539	$2,210,185	$1,016,657		$47.94	$96.54	$490.7	$883.0
2021	$1,780,769	N/A	$2,320,597		N/A	$1,233,692	$966,436		$140.37	$108.36	$469.3	$799.2
2020	$2,124,160	N/A	$2,054,480		N/A	$1,878,805	$1,809,125		$93.97	$109.05	$78.8	$284.1

(1)
Mr. Hull is the Company’s Principal Executive Officer (“PEO”) for 2020, 2021 and 2022, and the Company’s former Principal Executive Officer (“Former PEO”) for 2023. Mr. Martin is the Former PEO for 2022 and the PEO for 2023 and 2024.

(2)
SEC rules require certain adjustments be made to the Summary Compensation Table totals to determine CAP as reported herein. The dollar amounts do not reflect the actual amount of compensation earned by or paid to the applicable NEO without restriction during the applicable year but rather are a valuation calculated under applicable SEC rules. For purposes of the CAP calculation, there was no actuarial change in pension value or pension related adjustments to report.

(3)
The names of each of the
non-PEO
NEOs reflected in these columns for each applicable fiscal year are as follows: (i) for 2024, Messrs. Burch and Herde, Ms. Buzzeo, and Dr. Leddy; (ii) for 2023, Messrs. Burch and Herde, Ms. Dolan, and Dr. Leddy; (iii) for 2022, Ms. Dolan, Mr. Herde, Dr. Leddy and Brian Neel; (iv) for 2021, Ms. Dolan, Messrs. Herde, Neel, and Oreshack, and Lisa Sellers; and (v) for 2020, Mr. Neel and Eric Tardif.

(4)
The Company TSR and the Company’s Peer Group TSR reflected in these columns for each applicable fiscal year is calculated based on a fixed investment of $100 at the applicable measurement point on the same cumulative basis as is used in Item 201(e) of Regulation
S-K.
The first day of trading of our Class A common stock was November 20, 2020. The Peer Group TSR represents TSR of the Nasdaq Biotechnology Index, which is the peer group used by the Company for purposes of Item 201(e) of Regulation
S-K.

(5)	Represents the amount of net income reflected in the Company’s audited GAAP financial statements for each applicable fiscal year.
(6)
We have selected revenue as reflected in the Company’s audited GAAP financial statements for each applicable fiscal year (“Revenue”) as our most important financial measure (that is not otherwise required to be disclosed in the table) used to link ‘compensation actually paid’ to our NEOs to company performance for 2024.

(7)
For 2024, the ‘compensation actually paid’ to the PEO and Former PEO and the average ‘compensation actually paid’ to the non-PEO
NEOs reflect each of the following adjustments made to the total compensation amounts reported in the Summary Compensation Table for 2024, computed in accordance with Item 402(v) of Regulation
S-K:

	PEO	Average Non-PEO NEOs
Total Compensation Reported in 2024 Summary Compensation Table	$6,380,399	$2,430,263
Less, Grant Date Fair Value of Stock & Option Awards Reported in the 2024 Summary Compensation Table	($4,876,608)	($1,743,388)
Plus, Year-End Fair Value of Awards Granted in 2024 that are Outstanding and Unvested	$4,361,362	$1,477,678
Plus, Change in Fair Value of Awards Granted in Prior Years that are Outstanding and Unvested (From Prior Year-End to Year-End)	$(377,269)	$(103,723)
Plus, Vesting Date Fair Value of Awards Granted in 2023 that Vested in 2024	($—)	($—)
Plus, Change in Fair Value of Awards Granted in Prior Years that Vested in 2024 (From Prior Year-End to Vesting Date)	$344,101	$90,141
Less, Prior Year-End Fair Value of Awards Granted in Prior Years that Failed to Vest in 2024	($—)	($—)
Plus, Dollar Value of Dividends or other Earnings Paid on Stock & Option Awards in 2024 prior to Vesting (if not reflected in the fair value of such award or included in Total Compensation for 2024)	$—	$—
Total Adjustments	$(548,415)	$(279,293)
Compensation Actually Paid for 2024	$5,831,984	$2,150,970

Pay versus Performance Comparative Disclosure
As described in more detail in the section entitled “Compensation Discussion and Analysis—Compensation Philosophy and Objectives,” the Company’s executive compensation program reflects the Board’s commitment to strong corporate governance and achievement of rewards based upon the creation of sustainable Company value. While the Company utilizes several performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the Pay versus Performance table. Moreover, the Company generally seeks to incentivize long-term performance and, therefore, does not specifically align the Company’s performance measures with compensation that is actually paid (as computed in accordance with SEC rules) for a particular year.
In accordance with Item 402(v) of Regulation
S-K,
the Company is providing the following descriptions of the relationships between the information presented in the table above.
The following graphs illustrate the relationship between the pay and performance figures that are included in the Pay versus Performance table. The final graph below further illustrates the relationship between Company TSR and that of the Nasdaq Biotechnology Index. As noted above, CAP for purposes of the tabular disclosure and the following graphs was calculated in accordance with SEC rules and do not fully represent the actual final amount of compensation earned by or actually paid to our NEOs during the applicable years.
Compensation Actually Paid and Company TSR

Compensation Actually Paid vs. Company TSR
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$-
$(2,000,000)
$(4,000,000)
$(6,000,000)
Compensation Actually Paid
$160.00
$140.00
$120.00
$100.00
$80.00
$60.00
$40.00
$20.00
$0.00
Cumulative TSR
(value of initial $100 investment)
2020
2021
2022
2023
2024
$93.97
$140.37
$47.94
$21.94
$18.44
Former PEO
PEO
Average for Non-PEO NEOs
TSR

Compensation Actually Paid and Net Income

Compensation Actually Paid vs. Net Income
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$-
$(2,000,000)
$(4,000,000)
$(6,000,000)
Compensation Actually Paid
$600.00
$500.00
$400.00
$300.00
$200.00
$100.00
$0.00
($100.00)
($200.00)
Net Income (in millions)
2020
2021
2022
2023
2024
$78.80
$469.30
$490.70
$(138.40)
$(144.80)
Former PEO
PEO
Average for Non-PEO NEOs
Net Income

Compensation Actually Paid and Revenue

Compensation Actually Paid vs. Revenue
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$-
$(2,000,000)
$(4,000,000)
$(6,000,000)
Compensation Actually Paid
$1,000.00
$900.00
$800.00
$700.00
$600.00
$500.00
$400.00
$300.00
$200.00
$100.00
$0.00
Revenue (in millions)
2020
2021
2022
2023
2024
$284.10
$799.20
$883.00
$288.90
$259.20
Former PEO
PEO
Average for Non-PEO NEOs
Revenue

Company TSR and Peer Group TSR

Pay versus Performance Tabular List
The following table lists the performance measures used by us to link ‘compensation actually paid’ to our NEOs to company performance for 2024. The performance measures included in this table are not ranked by relative importance.

Most Important Performance Measures

Revenue

Adjusted EBITDA
******

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies for Approval of Related Party Transactions

We have adopted a written policy with respect to the review, approval and ratification of related party transactions. Under our policy, the Audit Committee is responsible for reviewing and approving related party transactions. In the course of its review and approval of related party transactions, the Audit Committee will consider the relevant facts and circumstances to decide whether to approve such transactions. In particular, our policy requires the Audit Committee to consider, among other factors it deems appropriate:

•	the related person’s relationship to us and interest in the transaction;

•	the material facts of the proposed transaction, including the proposed aggregate value of the transaction;

•	the impact on a director’s independence in the event the related party is a director or an immediate family member of the director;

•	the benefits to us of the proposed transaction;

•	if applicable, the availability of other sources of comparable products or services; and

•	an assessment of whether the proposed transaction is on terms that are comparable to the terms available to an unrelated third party or to employees generally.

The Audit Committee may only approve those related party transactions that are in, or are not inconsistent with, our best interests and those of our shareholders, as the Audit Committee determines in good faith.

The Audit Committee has pre-approved certain related party transactions entered into in the ordinary course of business and negotiated on an arms’ length basis in cases where:

•

the interest of the related party arises only from: (a) the related party’s position as a director (or similar position) of the entity that is party to the transaction, and/or (b) the direct or indirect ownership by the related party of a 10% or greater beneficial interest in the entity that is party to the transaction;

•	the aggregate amount involved does not, in any single fiscal year, exceed $5,000,000;

•

the Company’s General Counsel has reviewed the terms of such proposed transaction and has confirmed that its terms were negotiated at arms’ length and are otherwise consistent with the general contracting practices of the Company; and

•

neither the related party identified in (a) above, nor any individual who is a partner or who has the ability to exert control on behalf of the related party identified in (b) above, has had any involvement with, or sought to influence any of the terms of, the transaction in question.

This pre-approval specifically excludes any related party transactions where any investment fund controlled or managed by GTCR, LLC, MLSH 1 or MLSH 2 is a direct party to the transaction.

In addition, under our Code of Ethics our employees and directors will have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest.

All of the transactions described below were entered into in compliance with our Related Party Transactions Policy, except for those entered into prior to the adoption of such policy, which were approved by the Board considering similar factors to those described above.

Related Party Transactions

Other than compensation arrangements for our directors and NEOs, which are described in the section entitled “Executive Compensation,” below we describe transactions entered into since January 1, 2024, to which we were a participant or will be a participant, in which:

•	the amount involved exceeded or will exceed $120,000; and

•

any of our directors, executive officers, or holders of more than 5% of our capital stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.

Tax Receivable Agreement

We are party to a Tax Receivable Agreement with MLSH 1 and MLSH 2 (the “TRA”) that provides for the payment from time to time by us to MLSH 1 and MLSH 2, collectively, of 85% of the amount of the benefits, if any, that we realize or, under certain circumstances, are deemed to realize as a result of (i) certain increases in the tax basis of assets of Topco LLC and its subsidiaries resulting from purchases or exchanges of LLC Units, (ii) certain tax attributes of certain of the entities through which GTCR and other existing members of MLSH 1 and MLSH 2 held their ownership interests in MLSH 1, Topco LLC and subsidiaries of Topco LLC that existed prior to our initial public offering and (iii) certain other tax benefits related to our entering into the TRA, including tax benefits attributable to payments that we make under the TRA. These payment obligations are obligations of Maravai LifeSciences Holdings, Inc. and not of Topco LLC. We made payments of $7.3 million under the TRA during the fiscal year ended December 31, 2024.

Exchange Agreement

We are party to an Exchange Agreement with MLSH 1 pursuant to which MLSH 1 is entitled to exchange LLC Units, together with an equal number of shares of Class B common stock, for shares of Class A common stock on a one-for-one basis or, at our election, for cash, from a substantially concurrent public offering or private sale (based on the price of our Class A common stock in such public offering or private sale). MLSH 1 executed one exchange under this agreement during 2024.

In May 2024, MLSH 1 executed an exchange of 8,409,946 LLC Units (paired with an equal number of shares of Class B common stock) for 8,409,946 shares of Class A common stock (the “Exchange Shares”). The corresponding shares of Class B common stock were subsequently cancelled and retired. Immediately following the exchange, MLSH 1 and MLSH 2 sold 9,940,974 shares of Class A common stock, in the aggregate, which included the Exchange Shares and 1,531,028 shares of Class A common stock previously held by MLSH 1, at a price of $9.815 per share in a block trade (the “Block Trade”) in compliance with Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”).

MLSH 1 and MLSH 2, as the selling shareholders, received all of the proceeds from the sale of shares of Class A common stock in the Block Trade.

Director Nomination Agreement

For more information on the Director Nomination Agreement that we are party to with GTCR, see the section of this proxy statement entitled “Board of Directors and Corporate Governance—Director Nomination Agreement.” Messrs. Cunningham, Marker and Mihas, three of our current directors, are employed as a Managing Director, Managing Director, and Co-CEO and Managing Director, respectively, of GTCR. Mr. Daverman was previously employed as a Managing Director of GTCR.

Registration Rights Agreement

We are party to a registration rights agreement with MLSH 1 and MLSH 2 (the “Registration Rights Agreement”). MLSH 1 and MLSH 2 are entitled to request that we register their shares of Class A common stock on a long-form or short-form registration statement on one or more occasions in the future, which registrations may be “shelf registrations.” MLSH 1 and MLSH 2 will be entitled to participate in certain of our registered offerings, subject to the restrictions in the Registration Rights Agreement. We will pay expenses in connection with the exercise of these rights. The registration rights described in this paragraph apply to (i) shares of our Class A common stock held by MLSH 1 and MLSH 2 and their affiliates, and (ii) any of our equity securities (or that of our subsidiaries) issued or issuable with respect to the Class A common stock described in clause (i) by way of dividend, distribution, split or combination of securities, or any recapitalization, merger, consolidation or other reorganization (“Registrable Securities”). These registration rights are also for the benefit of any subsequent holder of Registrable Securities; provided, that any particular securities will cease to be Registrable Securities when they have been sold in a registered public offering, sold in compliance with Rule 144 of the Securities Act, or repurchased by us or our subsidiaries. In addition, with the consent of the Company and holders of a majority of Registrable Securities, certain Registrable Securities will cease to be Registrable Securities if they can be sold without limitation under Rule 144 of the Securities Act.

Indemnification of Officers and Directors

We are party to indemnification agreements with each of our executive officers our directors and director nominees. The indemnification agreements generally provide our executive officers and directors with contractual rights to indemnification, expense advancement and reimbursement, to the fullest extent permitted under Delaware law.

Topco LLC Operating Agreement

MLSH 1 is party to the Topco LLC operating agreement put in place in connection with our IPO. This agreement includes a provision requiring cash distributions enabling its owners to pay their taxes on income passing through from Topco LLC. During the fiscal year ended December 31, 2024, the Company made distributions of $0.5 million for tax liabilities to MLSH 1 under this agreement.

Commercial Transactions with Curia Global

GTCR and the investment funds it manages have ownership interests in a broad range of companies. During the fiscal year ended December 31, 2024, the Company paid approximately $131,900 to Curia Global, an affiliate of GTCR, for contract manufacturing and development services. During the same period, Curia Global paid approximately $44,900 to the Company for the purchase of CleanCap® analogues and ELISA kits. We believe that the terms on which we procured these services and sold these products were at market competitive rates and were done in the ordinary course of our business.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information about the beneficial ownership of our Class A common stock and our Class B common stock as of March 24, 2025 for:

•	each person or group known to us who beneficially owns more than 5% of our Class A common stock or our Class B common stock;

•	each of our directors;

•	each of our NEOs; and

•	all of our directors and executive officers as a group.

Each shareholder’s percentage of beneficial ownership is based on 143,958,169 shares of our Class A common stock and 110,684,080 shares of our Class B common stock outstanding as of March 24, 2025. This number excludes 110,684,080 shares of Class A common stock issuable in exchange for LLC Units and upon conversion of shares of our Class B common stock. If all outstanding LLC Units were exchanged and all outstanding shares of Class B common stock were converted, we would have 254,642,249 shares of Class A common stock outstanding as of March 24, 2025.

Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of March 24, 2025, and/or shares underlying RSUs that are scheduled to vest within 60 days of March 24, 2025, are deemed to be outstanding and beneficially owned by the person holding the options or RSUs. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that each shareholder identified in the table possesses sole voting and investment power over all shares of our common stock shown as beneficially owned by the shareholder.

Unless otherwise noted below, the address of each beneficial owner listed on the table is c/o Maravai LifeSciences Holdings, Inc., 10770 Wateridge Circle Suite 200, San Diego, California, 92121. Beneficial ownership representing less than 1% is denoted with an asterisk (*).

	Shares Beneficially Owned
	Class A Common Stock (1)		Class B Common Stock (1)
Name of Beneficial Owner	Shares	%	Shares	%	Voting %
GTCR (2)	20,150,005	14.00%	110,684,080	100%	51.38%
12 West Capital Management LP (3)	11,591,335	8.05%	—	—	4.55%
BlackRock, Inc. (4)	10,476,083	7.28%		—	4.11%
Vanguard Group Inc. (5)	10,003,894	6.95%	—	—	3.93%
Named Executive Officers and Directors
William E. Martin, III (6)	650,943	*	—	—	*
Kevin Herde (7)	296,846	*	—	—	*
Andrew Burch (8)	165,618	*	—	—	*
Rebecca Buzzeo (9)	231,410	*	—	—	*
Peter Leddy, PhD (10)	331,887	*	—	—	*
Sean Cunningham (11)	48,916	*	—	—	*
Benjamin Daverman (11)	48,916	*	—	—	*
John DeFord, PhD (11)	48,779	—	—	—	*
R. Andrew Eckert (12)	89,606
Susannah Gray (11)	80,768	*	—	—	*
Jessica Hopfield, PhD (11)	110,768	*	—	—	*
Gregory T. Lucier (11)	75,768	*	—	—	*
Luke Marker (11)	48,916	*	—	—	*
Constantine Mihas (11)	48,916	*	—	—	*
Murali K. Prahalad, PhD (11)	65,468	*	—	—	*
All current executive officers and directors as a group (16 individuals) (12)(13)	3,034,471	2.11%	—	—	1.19%

(1)

Each share of our Class A common stock and our Class B common stock entitles the registered holder thereof to one vote on all matters presented to shareholders for a vote generally, including the election of directors. The Class A common stock and Class B common stock vote as a single class on all matters except as required by law or our Certificate.

(2)

Represents 20,150,005 shares of Class A common stock held directly by MLSH 2 and 110,684,080 shares of Class B common stock held directly by MLSH 1. MLSH 1 and MLSH 2 are each managed by a board of managers. GTCR Fund XI/C LP controls the board of managers of MLSH 2. GTCR Fund XI/B LP and GTCR Co-Invest XI LP control the board of managers of MLSH 1. This number excludes 110,684,080 shares of Class A common stock issuable in exchange for LLC Units held by MLSH 1. GTCR Partners XI/A&C LP is the general partner of GTCR Fund XI/C LP. GTCR Partners XI/B LP is the general partner of GTCR Fund XI/B LP. GTCR Investment XI LLC is the general partner of each of GTCR Co-Invest XI LP, GTCR Partners XI/A&C LP and GTCR Partners XI/B LP. GTCR Investment XI LLC is managed by a board of managers (the “GTCR Board of Managers”) consisting of Mark M. Anderson, Aaron D. Cohen, Sean L. Cunningham, David A. Donnini, Constantine S. Mihas and Collin E. Roche, and no single person has voting or dispositive authority over the shares of Class A common stock or Class B common stock held directly by MLSH 2 and MLSH 1. Each of GTCR Partners XI/A&C LP, GTCR Investment XI LLC and the GTCR Board of Managers may be deemed to share beneficial ownership of the shares held of record by MLSH 2, each of GTCR Partners XI/B LP, GTCR Investment XI LLC and the GTCR Board of Managers may be deemed to share beneficial ownership of the shares held of record by MLSH 1 and each of the individual members of the GTCR Board of Managers disclaims beneficial ownership of the shares held of record by MLSH 1 and MLSH 2 except to the extent of his pecuniary interest therein. The address for each of MLSH 1, MLSH 2, GTCR Fund XI/C LP, GTCR Fund XI/B LP, GTCR Co-Invest XI LP, GTCR

Partners XI/A&C LP, GTCR Partners XI/B LP and GTCR Investment XI LLC is 300 North LaSalle Street, Suite 5600, Chicago, IL, 60654.
(3)

Based upon information reported by way of a Schedule 13G/A filed by 12 West Capital Management LP (“12 West Management”) with the SEC on January 28, 2025. Represents 11,591,335 shares of Class A common stock beneficially owned by 12 West Management and Joel Ramin. 12 West Capital Management, LLC is the general partner of 12 West Management, and Mr. Ramin is the sole member of 12 West Capital Management, LLC. Each of 12 West Management and Mr. Ramin have shared voting power with respect to 11,591,335 shares of Class A common stock and shared dispositive power over 11,591,335 shares of Class A common stock listed in the table above. The address for 12 West Management and Mr. Ramin is 475 Tenth Avenue, 14th Floor, New York, NY 10018.

(4)

Based upon information reported by way of a Schedule 13G filed by BlackRock, Inc. (“BlackRock”) with the SEC on November 8, 2024. Represents 10,254,347 shares of Class A common stock beneficially owned by BlackRock. BlackRock has sole voting power and sole dispositive power over 10,254,347 shares of Class A common stock listed in the table above. The address for BlackRock is 50 Hudson Yards, New York, NY, 10001.

(5)

Based upon information reported by way of a Schedule 13G/A filed by The Vanguard Group with the SEC on February 13, 2024. Represents 10,003,894 shares of Class A common stock beneficially owned by the following subsidiaries of The Vanguard Group: Vanguard Asset Management, Limited, Vanguard Fiduciary Trust Company, Vanguard Global Advisors, LLC, Vanguard Group (Ireland) Limited, Vanguard Investments Australia Ltd, Vanguard Investments Canada Inc., Vanguard Investments Hong Kong Limited, and Vanguard Investments UK, Limited. The Vanguard Group has sole voting power, shared voting power, sole dispositive power and shared dispositive power over 0, 46,282, 9,844,476 and 159,418 shares of the Class A common stock, respectively, listed in the table above. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(6)	Includes 16,831 shares issuable on exercise of options currently exercisable or exercisable within 60 days.
(7)	Includes 7,467 shares issuable on exercise of options currently exercisable or exercisable within 60 days.
(8)

Mr. Burch ceased to serve as our President, Nucleic Acid Production, effective January 16, 2025, so the amounts reflected in the table for Mr. Burch represent the amounts reflected in the Company’s records as of such date.

(9)	Includes 6,683 shares issuable on exercise of options exercisable within 60 days.
(10)	Includes 11,078 shares issuable on exercise of options exercisable within 60 days.
(11)	Includes 20,645 shares issuable upon settlement of RSUs that vest within 60 days.
(12)	Includes 44,803 shares issuable upon settlement of RSUs that vest within 60 days.
(13)	Includes 428,282 shares held in the aggregate by executive officers who are not NEOs, 10,397 of which shares are issuable on exercise of options currently exercisable or exercisable within 60 days.

PROPOSAL 2 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee is responsible for appointing, setting compensation and overseeing the work done by the independent auditors and has appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025. Services provided to the Company and its subsidiaries by Ernst & Young LLP for the fiscal year ended December 31, 2024, are described below and under “Fees and Services.”

Fees and Services

The following table represents aggregate fees billed to us for services related to the fiscal years ended December 31, 2024 and 2023 by Ernst & Young LLP, our independent registered public accounting firm:

	2024	2023
Audit Fees (1)	$4,469,995	$3,963,700
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees (2)	$—	107,000

Total	$4,469,995	$4,070,700

(1)

Audit Fees consisted of fees and expenses billed in the year indicated covering the audit of our consolidated financial statements, review of the interim condensed consolidated financial statements and accounting and financial reporting consultations. Audit fees for the fiscal year ended December 31, 2023 include an additional $250,000 in audit fees that were billed and paid in 2024 after the filing of the Company’s 2024 proxy statement.

(2)	For 2023, All Other Fees consisted of fees billed for the review of new leases with an accounting impact

All of the services described above were pre-approved by the Audit Committee. The Audit Committee concluded that the provision of these services by Ernst & Young LLP would not affect their independence.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so, and we expect that they will be available to respond to appropriate questions.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy that requires advance approval of all audit services and permitted non-audit services (including the fees and terms thereof) to be performed by the independent auditor. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted non-audit service before the independent auditor is engaged to perform it.

Vote Required; Recommendation of the Board of Directors

Ratification of the appointment of Ernst & Young LLP requires affirmative votes from the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote. If Maravai’s shareholders do not ratify the appointment of Ernst & Young LLP, the Audit Committee will reconsider the appointment and may affirm the appointment or retain another independent registered accounting firm. Even if the appointment is ratified, the Audit Committee may in the future replace Ernst & Young LLP as our independent registered public accounting firm if it is determined that it is in Maravai’s best interests to do so.

The Audit Committee and the Board recommend that you vote “FOR” the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2025.

AUDIT COMMITTEE REPORT

The Audit Committee oversees our financial reporting process on behalf of the Board. The Audit Committee is currently composed of three independent directors (as defined by the Nasdaq listing standards) and met seven times in 2024. Our Audit Committee operates under a written charter, which is posted on our website at investors.maravai.com. The information contained on or accessible through our website is not part of, nor incorporated by reference into, this proxy statement or considered to be part of this document. The Audit Committee’s oversight responsibilities include monitoring the integrity of our consolidated financial statements (including reviewing financial information, the systems of internal controls, the audit process, and the independence and performance of the independent registered public accounting firm) and our compliance with legal and regulatory requirements. Management has the primary responsibility for the consolidated financial statements and the reporting process, including our systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee hereby reports as follows:

•

The Audit Committee has reviewed and discussed the audited consolidated financial statements and internal control over financial reporting for the fiscal year ended December 31, 2024, with our management;

•

The Audit Committee has discussed with Ernst & Young LLP, our independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of our consolidated financial statements with generally accepted accounting principles in the United States and as to the effectiveness of our internal control over financial reporting, its judgments as to the quality, not just the acceptability, of our accounting principles and such other matters required to be discussed by the applicable requirements of Auditing Standards No. 1301, “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board (“PCAOB”) and the SEC; and

•

The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by PCAOB Ethics and Independence Rule 3526, “Communication with Audit Committees Concerning Independence,” regarding the independent registered accounting firm’s communications with the Audit Committee concerning independence and has discussed with Ernst & Young LLP its independence from the Company and management.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board that the audited consolidated financial statements and management’s assessment of the effectiveness of our internal control over financial reporting be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Respectfully submitted by:

Susannah Gray, Chair

John DeFord, PhD

Jessica Hopfield, PhD

PROPOSAL 3 – ADVISORY VOTE ON THE COMPENSATION

OF OUR NAMED EXECUTIVE OFFICERS

Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act) requires that we provide shareholders with the opportunity to approve, on a non-binding advisory basis, the compensation of our Named Executive Officers. At our 2022 Annual Meeting of Shareholders, a majority of our shareholders voted, consistent with the recommendation of the Board, to hold an annual say-on-pay vote. This annual vote will continue unless our shareholders vote, at our 2028 Annual Meeting of Shareholders, to approve a different say-on-pay vote frequency, as required pursuant to Section 14A of the Exchange Act. The Board believes that an annual say-on-pay vote allows our shareholders to provide us with more frequent and direct input on our compensation philosophy, policies and practices.

At the Annual Meeting, the Board is asking shareholders to approve, on a non-binding advisory basis, the compensation of our Named Executive Officers as disclosed in this proxy statement by voting “FOR” the following resolution. In considering this proposal, we urge shareholders to read the Compensation Discussion and Analysis, the accompanying compensation tables and the related narrative disclosure. As described in detail in the Compensation Discussion and Analysis, the majority of our executives’ total compensation is at-risk and equity-based, and our overall executive compensation program is tied to achieving specific performance goals aligned with our strategic objectives and supports the Company’s leadership retention strategy. The design of our long-term incentives coupled with robust stock ownership guidelines seek to ensure that our executives’ interests are aligned with those of long-term shareholders, promoting long-term performance and long-term shareholder value creation.

“RESOLVED, that the shareholders of the Company approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement for its 2025 annual meeting of shareholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis section and the accompanying compensation tables and related narrative disclosure.”

Although this vote is non-binding, the Board and the Compensation and Leadership Development Committee will review and evaluate the voting result when considering future executive compensation decisions.

The Board recommends that you vote “FOR” the approval, on a non-binding advisory basis, of the compensation of our Named Executive Officers as disclosed in this proxy statement.

OTHER MATTERS

We are not aware of any matters to be presented or acted upon at the Annual Meeting other than the proposals described in the proxy statement. The persons named as proxies in the proxy card will be entitled to vote in accordance with the recommendation of the Board on any other matters incidental to the conduct of, or otherwise properly brought before, the Annual Meeting. The proxy card grants discretionary authority for them to do so.

INCORPORATION BY REFERENCE

The Audit Committee Report shall not be deemed soliciting material or filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by us under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate such information by reference. In addition, this document includes website addresses, which are intended to provide inactive, textual references only. The information provided on or accessible through these websites is not part of, nor is it incorporated by reference into, this proxy statement.

WHERE TO FIND ADDITIONAL INFORMATION, AVAILABILITY OF SEC FILINGS, CODE OF ETHICS AND COMMITTEE CHARTERS

We are subject to the informational requirements of the Exchange Act and in accordance therewith, we file annual, quarterly and current reports and other information with the SEC. Such information may be accessed electronically by means of the SEC’s home page on the Internet at www.sec.gov. We are an electronic filer, and the SEC maintains an Internet site at www.sec.gov that contains the reports and other information we file electronically. Our website address is investors.maravai.com. Please note that our website address is provided as an inactive textual reference only. We make available free of charge, through our website, our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and all amendments to those reports, as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. The information contained on or accessible through these websites is not part of, nor incorporated by reference into, this proxy statement or considered to be part of this document.

We will furnish without charge to each person whose proxy is being solicited in connection with the Annual Meeting, upon request of any such person, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the SEC, including the consolidated financial statements and notes thereto, excluding exhibits. Written requests for copies of such report should be directed to Investor Relations at our principal executive offices located at 10770 Wateridge Circle Suite 200, San Diego, California 92121, or by email at ir.maravai.com. Copies of any exhibit to the Annual Report on Form 10-K will be forwarded upon receipt of a written request to our Investor Relations department at such address, subject to a reasonable charge for copying and mailing.

In addition to being available for free through our investor relations website at investors.maravai.com, copies of our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on 8-K, and all amendments to those reports, filed with the SEC, and our Code of Ethics, Corporate Governance Guidelines and the charters of the Audit Committee, Compensation and Leadership Development Committee, and Nominating, Governance and Risk Committee, and any reports of beneficial ownership of our common stock filed by executive officers, directors and beneficial owners of more than 10% of our outstanding common stock may be requested in print, at no cost, by email at ir@maravai.com or by mail at Maravai LifeSciences Holdings, Inc., 10770 Wateridge Circle Suite 200, San Diego, California 92121, Attention: Investor Relations.

COST OF PROXY SOLICITATION

Maravai is paying the expenses of this solicitation. Maravai will also make arrangements with brokerage houses and other custodians, nominees and fiduciaries to forward proxy materials to beneficial owners of our common stock held as of the Record Date by such persons, and Maravai will reimburse such persons for their reasonable out-of-pocket expenses in forwarding such proxy materials. In addition to solicitation by mail, directors, officers and other employees of Maravai may solicit proxies in person or by telephone, facsimile, email or other similar means.

P.O. BOX 8016, CARY, NC 27512-9903

Maravai LifeSciences Holdings, Inc.	Internet:
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Mail:
	•	Mark, sign and date your Proxy Card
YOUR VOTE IS IMPORTANT!	•	Fold and return your Proxy Card in the postage-paid envelope provided
PLEASE VOTE BY: 2:30 PM, Pacific Time, May 22, 2025.

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints R. Andrew Eckert and Constantine Mihas (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of common stock of Maravai LifeSciences Holdings, Inc. which the undersigned is entitled to vote at said meeting and any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment or postponement thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed and according to the specifications indicated herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign and date (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Copyright © 2025 BetaNXT, Inc. or its affiliates. All Rights Reserved

Maravai LifeSciences Holdings, Inc. Annual Meeting of Shareholders

Please make your marks like this:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR EACH DIRECTOR NOMINEE IN PROPOSAL 1

FOR PROPOSAL 2

FOR PROPOSAL 3

	PROPOSAL	YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS
1.	To elect four nominees to the Board of Directors (3-year term expiring in 2028).
		FOR	WITHHOLD
	1.01 Sean Cunningham	☐	☐		FOR

	1.02 John DeFord, PhD	☐	☐		FOR

	1.03 Jessica Hopfield, PhD	☐	☐		FOR

	1.04 Murali K. Prahalad, PhD	☐	☐		FOR

		FOR	AGAINST	ABSTAIN
2.	To ratify the appointment of Ernst & Young LLP as Maravai’s independent registered public accounting firm for the year ending December 31, 2025.	☐	☐	☐	FOR

3.	To approve, on a non-binding advisory basis, the compensation of Maravai’s named executive officers.	☐	☐	☐	FOR

4.	To transact other business as may properly come before the meeting or any postponement or adjournment of the meeting.

You must pre-register to attend the meeting online and/or participate at www.proxydocs.com/MRVI.

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy Card.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date